                                                                   EXHIBIT 10.14

SpeechWorks International, Inc. has omitted from this Exhibit 10.14 portions of the Agreement for which SpeechWorks International, Inc. has requested confidential treatment from the Securities and Exchange Commission. The portions of the Agreement for which confidential treatment has been requested have been filed separately with the Securities and Exchange Commission.





              SOFTWARE LICENSE AND PROFESSIONAL SERVICES AGREEMENT

                                    BETWEEN

                        SPEECHWORKS INTERNATIONAL, INC.

                                      AND

                              AMERICA ONLINE, INC.




                              DATED JUNE 29, 2000

                               TABLE OF CONTENTS

                                                                                                   Page

SECTION 1 --DEFINITIONS.......................................................................        1
SECTION 2 -- GRANT OF RIGHTS..................................................................        4
 2.1   Software License.......................................................................        4
 2.2   Documentation License..................................................................        5
 2.3   Copies.................................................................................        6
 2.4   Restrictions; Acknowledgement of Proprietary Rights....................................        6
 2.5   Trademarks.............................................................................        6
 2.6   Audit Rights...........................................................................        6
 2.7   Additional Recognition Ports and System Seats..........................................        7
 2.8   Delivery...............................................................................        7
SECTION 3 -- PROFESSIONAL AND TRANSITION SERVICES.............................................        7
 3.1   Professional Services..................................................................        7
 3.2   Transition Services....................................................................        7
SECTION 4 -- MAINTENANCE AND SUPPORT SERVICES.................................................        7
SECTION 5 - ADDITIONAL OBLIGATIONS OF SPEECHWORKS.............................................        8
 5.1   AOL Branded Content....................................................................        8
 5.2   Open Architecture......................................................................        9
 5.3   Additional Languages...................................................................        9
SECTION 6 -- CONSIDERATION.....................................................................      10
 6.1  Initial License Fee......................................................................      10
 6.2  Deployment Period Extension Fees; Limit on Deployment Period
      Extension Fees...........................................................................      10
6.3  Professional Services Fees...............................................................       10
6.4  Maintenance and Support Fees.............................................................       10
6.5  Revenue Sharing..........................................................................       10
6.6  Payment..................................................................................       11
6.7  Taxes....................................................................................       12
6.8  Records; Audit...........................................................................       12
6.9  Third Party Software License Fees........................................................       12
SECTION 7 -- COMMON STOCK AND WARRANT PURCHASE AGREEMENT......................................       12
SECTION 8 -- CONFIDENTIAL INFORMATION.........................................................       12
8.1  Confidential Information.................................................................       12
8.2  Definition of Confidential Information...................................................       13
8.3  Return of Confidential Information.......................................................       13
SECTION 9 -- WARRANTIES AND DISCLAIMER........................................................       13
9.1 Warranties................................................................................       13
9.2 Remedies..................................................................................       14
9.3 Disclaimer.................................................................................      15
9.4 Limitation of Liability....................................................................      15
9.5 No Consequential Damages...................................................................      15
SECTION 10 -- INFRINGEMENT MATTERS; INDEMNITIES................................................      15
10.1 Indemnities...............................................................................      15
10.2 Limited Remedies..........................................................................      15
10.3 Limitation of Liability; Additional Indemnities...........................................      16
SECTION 11 -- DEPLOYMENT PERIOD; TERM; TERMINATION.............................................      16
11.1 Initial Deployment Period; Optional Extension; Automatic Extension........................      16
11.2 Term......................................................................................      17
11.3 Termination By Either Party...............................................................      17
11.4 Termination for Bankruptcy/Insolvency or Changes in Business..............................      17



                                                                                                   Page

11.5 Termination by AOL........................................................................      17
11.6 Effect of Termination.....................................................................      18
11.7 Survival..................................................................................      18
SECTION 12 -- SOURCE CODE ESCROW...............................................................      18
SECTION 13 -- ASSIGNMENT AND CHANGE OF CONTROL.................................................      18
13.1 Assignment................................................................................      18
13.2 Mergers, Acquisition of Assets or Change of Control.......................................      19
13.3 Acquisition of Specified SpeechWorks Competitor...........................................      20
SECTION 14 -- DISPUTE RESOLUTION...............................................................      20
14.1 Amicable Resolution.......................................................................      20
14.2 Arbitration...............................................................................      20
SECTION 15 -- GENERAL TERMS....................................................................      21
15.1 Force Majeure.............................................................................      21
15.2 Notices...................................................................................      21
15.3 Relationship Between the Parties..........................................................      21
15.4 Governing Law.............................................................................      21
15.5 Export Controls; Government Use...........................................................      21
15.6 Entire Agreement; Headings; Counterparts..................................................      21
15.7 Publicity.................................................................................      21
15.8 Partial Invalidity; Waiver................................................................      22
15.9 Non-Solicitation..........................................................................      22
15.10 AOL Primarily Liable.....................................................................      22
15.11 Most Favorable...........................................................................      22


EXHIBITS:
--------

Exhibit A - SpeechWorks Software; Products
Exhibit B - Order Form
Exhibit C - Professional Services
Exhibit D - Maintenance and Support Services
Exhibit E - Common Stock and Warrant Purchase Agreement; Related Documents
Exhibit F - Form of Source Code Escrow and License Agreement
Exhibit G - Publicity

              SOFTWARE LICENSE AND PROFESSIONAL SERVICES AGREEMENT

THIS SOFTWARE LICENSE AND PROFESSIONAL SERVICES AGREEMENT (this "Agreement"), dated as of June 28, 2000 (the "Effective Date"), is by and between SPEECHWORKS INTERNATIONAL, INC., a Delaware corporation ("SpeechWorks"), with offices at 695 Atlantic Ave., Boston, MA 02111; and AMERICA ONLINE, INC., a Delaware corporation ("AOL"), with offices at 22000 AOL Way, Dulles, VA 20166.


                                  INTRODUCTION

A. SpeechWorks is the developer and owner of or has the right to license certain speech recognition technology and certain related software.

B. SpeechWorks has agreed to grant to AOL, and AOL has agreed to accept from SpeechWorks, a license to use such software upon the terms and conditions set forth below.

C. SpeechWorks has also agreed to provide certain specified maintenance and support services, and certain specified software development services, to AOL upon the terms and conditions set forth below.

For and in consideration of, and conditioned on, the covenants stated herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:


                               TERMS OF AGREEMENT

SECTION 1 -- DEFINITIONS

     In addition to the terms defined above and elsewhere in this Agreement, the following terms as used in this Agreement shall have the meanings set forth below:

  "Acquiring Entity" shall have the meaning specified in Section 13.2 of this Agreement.

  "Affiliate" shall mean an entity controlling, controlled by, or under common control with, a party, where "control" means ownership of outstanding capital
  stock representing more than [     ] percent [     ] of the voting power of an
  entity.  With respect to AOL, the term "Affiliate" shall also include (a)
  affiliates and subsidiaries of AOL in which AOL owns at least a [     ]
  percent ([     ]%) equity and voting interest; provided, however, [     ]; and
  (b) from and after the date when the merger of AOL and Time Warner Inc. is completed, Time Warner Inc. and entities controlled by Time Warner Inc.

  "Agreement" shall mean this Agreement, all attached Exhibits, and any other documents made a part hereof or incorporated by reference herein, including any written amendments hereto.

  "AOL Brand" shall mean any and all brands owned by AOL or any AOL Affiliate.

  "AOL Branded Content" shall mean content provided to end users of the AOL Voice Portal under a brand name owned by AOL or any AOL Affiliate. AOL Branded Content presently includes, without limitation, "AOL Instant Messenger/ICQ" for instant messaging functionality, "Moviefone" for movie listings and content, "Mapquest" for mapping and directions, "Digital City" for local entertainment, "Spinner/Winamp" for music, "CNN" for news and sports.

  "AOL Technology" shall mean proprietary technology of AOL and of third parties provided to SpeechWorks in connection with SpeechWorks' performance of services hereunder.

  "AOL User Information" shall mean any information, including, without limitation, usage information or other identifying information collected by AOL in connection with a user's registration for an AOL Voice Portal.

  "AOL Voice Portal" shall mean any service owned by AOL or an AOL Affiliate or branded, or co-branded, under an AOL Brand, employing speech recognition technology as the user interface, pre-recorded voice responses and/or text-to-speech technology to offer AOL Voice Portal Content.

  "AOL Voice Portal Content" shall mean AOL Branded Content and any and all other content created, purchased, acquired, or otherwise obtained (now or hereafter) by AOL or AOL Affiliates.

  "AOL Voice Portal Revenue" shall mean all cash advertising, sponsorship, subscription and transaction revenue, net of reasonable direct costs (such revenue in general, "Portal Revenue") which is directly attributable to an AOL Voice Portal on which the SpeechWorks Software is then in use. In the event such an AOL Voice Portal is part of a larger transaction resulting in Portal Revenue, then the Portal Revenue from such transaction shall be attributed to such relevant AOL Voice Portal pro rata by AOL using its standard methodologies for such attribution to its brands and properties. For purposes of this paragraph, the term "reasonable direct costs" shall exclude all overhead allocations, and, except for reasonable direct costs that are directly attributable to transaction revenue and exceed [ ] percent ([ ]%) of gross transaction revenue, shall not exceed [ ] percent ([ ]%) of gross revenues.

  "Confidential Information" shall have the meaning specified in Section 8.2 of this Agreement.

  "Custom Software" shall mean the specific computer programs developed (or to be developed) by SpeechWorks pursuant to a Statement of Work under this Agreement.

  "Custom Software Documentation" shall mean the functional specifications and all other related materials related to the Custom Software specified in a Statement of Work under Exhibit C hereto. SpeechWorks shall supply, in the English language, in both eye-readable and machine-readable, printable form, all Custom Software Documentation reasonably necessary for all appropriately trained AOL personnel to facilitate the use and application of the Custom Software in accordance with the provisions of this Agreement.

  "Deployment Period" shall have the meaning specified in Section 11.1 of this Agreement.

  "Disclosing Party" shall have the meaning specified in Section 8.1 of this Agreement.

  "Documentation" shall mean the operating manuals, user instructions, functional specifications, and all other materials related to the SpeechWorks Software, including updates and revisions of the foregoing as may be, from time to time, delivered by SpeechWorks to its licensees generally in the English language, in both eye-readable and machine-readable, printable form.

  "Escrow Agreement" shall have the meaning specified in Section 12 of this Agreement.

  "Installation Report" shall mean a report specifying the number of ports and location at which deployed, and the application for which the SpeechWorks Software shall be used and if other than AOL, the name of the Affiliate, Contractor or Subcontractor.

 "Licensed Software" shall mean the SpeechWorks Software and the Custom
 Software.

 "Object Code" shall mean software assembled or compiled in magnetic or electronic binary form on software media that is readable and usable by machines but not generally readable by humans without reverse assembly, reverse compiling or reverse engineering.

 "Receiving Party" shall have the meaning specified in Section 8.1 of this Agreement.

 "Recognition Port" shall mean the number of telephone channels enabled with the software included in SpeechWorks Dialog Module Bundle C (or the highest then-current bundle) that is capable of either recognizing spoken words or performing "barge-in" for a discrete period of time.

 "Registered User" shall mean a user of an AOL Voice Portal who has chosen or been assigned a unique identifier and a password in connection with an AOL Voice Portal.

 "Rich Voice Content" shall mean the rich voice content that SpeechWorks owns and offers to its commercial customers for use with the SpeechWorks Software. The Rich Voice Content available as of the Effective Date is listed on Exhibit A.

 "Source Code" shall mean computer software written in programming languages including all comments and procedural code such as job control language statements, in a form intelligible to trained programmers, and capable of being translated into Object Code form for operation on computer equipment through assembly or compiling.

 "Specified AOL Competitors" shall mean an [     ]one or more of the following:
 (i) [     ] or [     ] (e.g., [     ]); (ii) [     ] or [     ] a [     ] of
 [    ] or [     ] (or [     ]) (e.g., [     ] and [     ]) and/or [     ]
 and/or [    ] and/or [     ] (e.g., [     ] and/or [     ] [     ] or [     ]
 and/or [     ]); and (iii) [     ], [     ] or [     ].

 "Specified SpeechWorks Competitors" shall mean any entity for which licensing or otherwise marketing software substantially similar to SpeechWorks software for automated speech recognition for use over a circuit-switched or a packet-switched network (or other SpeechWorks' software that may be provided to AOL under this Agreement) constitutes a substantial revenue source.

 "SpeechWorks Software" shall mean, collectively or individually, the software programs described in Exhibit A attached hereto, in Object Code format, and including all corrections, modifications, enhancements and upgrades to such software, which may be provided to AOL by SpeechWorks hereunder pursuant to the terms of this Agreement or any separate license and/or support agreement entered into by the parties hereto.

 "Statement of Work" shall have the meaning specified in Exhibit C to this Agreement.

 "System Seat" shall mean the number of end-users permitted to concurrently access and use, at the same time, the SpeechWorks Tools and GrammarLibraries.

 "Term" shall have the meaning specified in Section 11.2 of this Agreement.

 "Trigger Event" shall have the meaning specified in Section 13.2 of this Agreement.

 "Version" shall have the meaning specified in Exhibit D to this Agreement.

SECTION 2  - GRANT OF RIGHTS

2.1  Software License

     (a)  Subject to the terms, conditions and restrictions set forth in this
Agreement:

          (i) SpeechWorks hereby grants to AOL and its Affiliates, and AOL hereby accepts for itself and its Affiliates, a non-exclusive, non-transferable, non-sublicensable, perpetual and irrevocable (subject to Section 11.6) worldwide right and license to use, execute, perform and display the SpeechWorks Software solely in connection with the use of an AOL Voice Portal by AOL Voice Portal users;

          (ii) Without limiting the generality of Section 2.1(a)(i), AOL shall have the right to grant access to, and permit the use of the SpeechWorks Software by, contractors and subcontractors retained from time to time by AOL or any of its Affiliates solely as needed to furnish professional or technical services to AOL or any of its Affiliates in connection with an AOL Voice Portal, provided that such contractors and subcontractors execute an agreement with AOL which contains provisions no less protective of the intellectual property rights of SpeechWorks than those contained herein; and

          (iii) In partial consideration of the warrants to be issued pursuant to the Common Stock and Warrant Purchase Agreement referenced in Section 7, subject to clauses (I)-(III) of this Section 2.1(a)(iii) and the other terms of this Section, SpeechWorks hereby authorizes AOL to grant licenses to the SpeechWorks Software to third parties identified in writing by AOL whose content is accessible by speech activated services via an AOL Voice Portal
(notwithstanding that [     ], including but not limited to [     ] or via other
[     ], provided, however, that the SpeechWorks Software shall not be used for
such other access), at [     ] cost to AOL or such third parties for such
SpeechWorks Software. Such licenses shall be limited non-exclusive, non-transferable, non-sublicensable, worldwide licenses, for a period of twenty four
(24) months from the date of grant of each such license, to use the SpeechWorks Software solely in connection with use via an AOL Voice Portal by AOL Voice Portal users. Any grant of a license by AOL to a third party pursuant to this
Section 2.1(a)(iii) shall also be conditioned upon the following:

               (I) AOL shall require such third party to execute a license agreement in a form consistent with the provisions of this Section 2.1(a)(iii) to be agreed upon by AOL and SpeechWorks within thirty (30) days after the Effective Date with respect to which SpeechWorks shall be an express third-party beneficiary and licensor to such third party;

               (II) AOL shall provide to SpeechWorks a copy of such executed license that shall include, without limitation, the number of ports licensed, the location at which such third party plans to install the SpeechWorks Software and a reasonably detailed description of the use of the SpeechWorks Software; and

               (III) within five (5) business days of the receipt by SpeechWorks of a copy of such executed license agreement, SpeechWorks shall provide to such third-party a specifically identifiable copy of the Licensed Software.

          In addition to any license granted to a third party pursuant to this
Section 2.1(a)(iii) SpeechWorks authorizes AOL, in AOL's discretion, to offer to
such third party the opportunity to execute with SpeechWorks a [     ] fee-based
license to the SpeechWorks Software (the "Third Party License") at a discount
equal to [     ] percent ([     ]%) off of the [     ] list price then charged
generally by SpeechWorks to third party licensees. In the event that such third-party agrees to execute a Third Party

License, SpeechWorks shall pay to AOL an amount equal to [ ] percent ([ ]%) of the [ ] list price then charged generally by SpeechWorks upon receipt by SpeechWorks of the third party license fee.

          (iv) A voice portal associated with the [     ] service and operated
by AOL, although outside the scope of the grant of license to the SpeechWorks Software in Section 2.1(a)(i) above, shall be included therein for purposes of this Agreement. In addition, in the event that AOL or an AOL Affiliate operates a voice portal which does not otherwise fall under the grant of license to the SpeechWorks Software under this Agreement, but which AOL demonstrates (x) is operated by AOL or an AOL Affiliate as part of a larger strategic relationship with the party for which such portal is operated and (y) is not otherwise operated as part of an ASP or similar business strategy being implemented by AOL, then AOL may request to SpeechWorks that such voice portal come under the scope of the grant of license hereunder and SpeechWorks will reasonably consider such request. In the event that SpeechWorks determines that such voice portal shall not fall under the scope of the grant of license hereunder, then AOL shall be permitted to license the SpeechWorks Software from SpeechWorks for such
portal on [     ] per port pricing terms.

     (b) During the [     ] Period, [     ] Recognition Ports and System Seats
which may be used by  the permitted users specified in Section 2.1(a) [     ]
but (other than those already reported under the license in Section 2.1(a)(iii)(I)) shall be reported to SpeechWorks promptly on an Installation
Report; provided, however, that after the end of the [     ] Period, [     ]
Recognition Ports and System Seats that may be used by the permitted users
specified in Section 2.1(a) [     ] of Recognition Ports and System Seats
deployed immediately prior to the end of the Deployment Period, plus the additional Recognition Ports and System Seats licensed under Section 2.7, if any.

     (c)  AOL and the other permitted users specified in Section 2.1(a), [
], shall also be permitted to use (i) any currently available Rich Voice Content listed on Exhibit A; (ii) any standard updates made available during the Term to such Rich Voice Content listed on Exhibit A; and (iii) any other Rich Voice Content not listed on Exhibit A but generally made available by SpeechWorks to third-parties for no incremental cost, in each case only in connection with the AOL Voice Portal and only to the extent such permitted users are entitled to use the Licensed Software. The use of all other Rich Voice Content not listed on Exhibit A shall be subject to written terms and conditions to be mutually agreed to by the parties; provided, however, that with respect to such Rich Voice
Content, AOL shall receive the [     ] then [     ] SpeechWorks customer for
such content.

     (d)  AOL, the AOL Affiliates and the other permitted users specified in
Section 2.1(a) obtain no rights in the Licensed Software pursuant to this Agreement except the rights expressly granted hereunder. Without limiting the foregoing, the scope of the rights and licenses granted hereunder excludes (i)
all [     ], [     ] and [     ] service applications not used exclusively in
connection with the AOL Voice Portal, (ii) all [     ] and [     ] not [     ]
to an AOL Voice Portal, and (iii) all [     ] applications (including but not
limited to [     ], [     ], [     ] (i.e., [     ]), [     ], [     ] product,
and the like) not including any AOL [     ] portal or any other business
oriented content for which the target audience is either a [     ] or [     ]
users.  If AOL elects to extend the scope of the rights and licenses granted in
Section 2.1 to include any applications described in this Section 2.1(d), AOL
shall [     ] the then-current Version of the SpeechWorks Software to [     ] to
AOL.

2.2 Documentation License. Subject to the terms, conditions and restrictions set forth in this Agreement, SpeechWorks hereby grants to each permitted user specified in Section 2.1(a) a non-exclusive license, to use the Documentation, and the Custom Software Documentation and to copy the Documentation and the Custom Software Documentation only as necessary to enjoy the rights and licenses granted to such permitted user under Section 2.1.

2.3 Copies. AOL and each AOL Affiliate may make a reasonable number of copies of the SpeechWorks Software for its internal back-up and archival purposes only, provided that all such copies shall bear the original and unmodified copyright, patent and other intellectual property markings as originally delivered by SpeechWorks.

2.4 Restrictions; Acknowledgement of Proprietary Rights. AOL acknowledges that SpeechWorks retains all right, title and interest in and to the original, and any copies, of the SpeechWorks Software and Documentation, and all patent, copyright, trade secret, trademarks and other intellectual property rights pertaining thereto, shall be and remain the sole property of SpeechWorks. AOL shall not be an owner of any copies of, or have any interest in, the SpeechWorks Software or Documentation, but rather, is licensed, pursuant to and subject to the limitations in this Agreement, to use such copies. Without limiting the generality of the foregoing, AOL receives no rights and agrees that it will not itself, or through any parent, subsidiary, Affiliate, agent or other third party: (a) modify, port, translate, localize, or create derivative works of the SpeechWorks Software or upon any Confidential Information of SpeechWorks; (b) decompile, disassemble, reverse engineer or attempt to reconstruct, identify or discover any SpeechWorks Software Source Code, underlying ideas, underlying user interface techniques or algorithms of the SpeechWorks Software by any means whatsoever, or disclose any of the foregoing; (c) sell, lease, license, sublicense, copy, market or distribute the SpeechWorks Software (except as expressly permitted in this Agreement); (d) encumber or suffer to exist any lien or security interest on any SpeechWorks Software; (e) knowingly take any action that would cause any SpeechWorks Software or the Source Code thereof to be placed in the public domain; or (f) use the SpeechWorks Software in any computer environment not specified in Exhibit A. The parties respective intellectual property rights with respect to the Custom Software and Custom Software Documentation shall be governed by Section 6 of Exhibit C.

2.5 Trademarks. (a) AOL acknowledges that SpeechWorks owns, and shall continue to own, all right, title and interest in its trademarks, including but not limited to "SpeechWorks DialogModules", "SpeechSite", "SpeechWorks", "SpeechWorks Here", "SMARTRecognizer", "SpeechSpot", "Speech Media Alliance", "SpeechWorks SpeechLinks", SpeechWorks' logos and the percolation noise that is or will be part of the Licensed Software and AOL agrees that it will do nothing inconsistent with such ownership.

     (b) AOL hereby grants to SpeechWorks a royalty-free, nonexclusive license to use the AOL trademarks which may from time to time be used in connection with an AOL Voice Portal ("AOL Marks") during the Term solely in connection with the branding, labeling, promotion, advertising and marketing activities set forth in this Agreement. All such use shall be strictly in accordance with AOL's standard trademark usage guidelines as provided to SpeechWorks, as same may be modified or amended by AOL and delivered to SpeechWorks from time to time.

     (c) SpeechWorks acknowledges and agrees that AOL is the sole owner of the AOL Marks and that SpeechWorks' right to use the AOL Marks is derived solely from the license thereto granted by this Agreement. SpeechWorks acknowledges and agrees that all its use of the AOL Marks and any goodwill established thereby shall inure to AOL's exclusive benefit.

2.6 Audit Rights. Upon at least thirty (30) days written notice from SpeechWorks, and not more than one (1) time per calendar year, AOL shall provide SpeechWorks with such information and certifications regarding its systems, and its Affiliates' systems (including but not limited to a list of servers on which the Licensed Software is installed, the number of Recognition Ports in use by AOL and its Affiliates, and pertinent traffic data), as may reasonably be requested by SpeechWorks to verify compliance with the restrictions on the use of the Licensed Software, Documentation and Custom Software Documentation.

2.7 Additional Recognition Ports and System Seats. Following the expiration of the Deployment Period, AOL may request to install additional Recognition Ports and System Seats by means of an order in the form attached hereto as Exhibit B. Provided that the terms and conditions on the order form as completed by AOL are commercially reasonable, SpeechWorks shall accept such order upon payment of the applicable fees set forth in Section 11.1 by AOL.

2.8 Delivery. SpeechWorks shall, upon five (5) business days prior written notice, install the initial copy of SpeechWorks Software at such AOL facility as AOL may designate in such written notice. If requested by AOL, SpeechWorks shall deliver the SpeechWorks Software to AOL in electronic form.

SECTION 3 -- PROFESSIONAL AND TRANSITION SERVICES

3.1 Professional Services. (a) Subject to the terms and conditions of this Agreement, AOL in its discretion agrees to retain SpeechWorks, and SpeechWorks agrees to provide professional services to AOL, including the development of Custom Software, in accordance with the additional terms and conditions set forth in Exhibit C. The Statement of Work attached as Annex 1 to Exhibit C sets
forth the parties' respective obligations in connection with [     ] of the AOL
Voice Portal project. Subject to mutual agreement to any separate Statement of Work in accordance with Exhibit C, SpeechWorks and AOL presently anticipate that SpeechWorks will provide additional development services to AOL in connection
with [     ] of the AOL Voice Portal project, on a [     ] to be specified in
such separate Statement of Work.

3.2  Transition Services. SpeechWorks will provide all reasonably necessary
transition services requested by AOL, for a period of no more than [     ]
following termination of this Agreement, on a time and materials basis at its then-current rates in accordance with the applicable provisions of Exhibit C.

SECTION 4 -- MAINTENANCE AND SUPPORT SERVICES

     Subject to the terms and conditions of this Agreement, SpeechWorks agrees to provide maintenance and support services for the SpeechWorks Software to AOL in accordance with the additional terms and conditions set forth in Exhibit D.

SECTION 5 -- ADDITIONAL OBLIGATIONS OF SPEECHWORKS

5.1 AOL Branded Content. In the event that SpeechWorks during the Term, determines to bundle with the SpeechWorks Software any content or functionality or otherwise provide content to licensees of the SpeechWorks Software (collectively, "Proposed New Content"), then SpeechWorks shall provide AOL with written notice of such determination, which notice shall contain a reasonably detailed description of such Proposed New Content. In the event AOL has such
[   ] or [   ], or [   ] such [   ]  within [   ] of [   ] of [   ] then, [   ]
(such [   ] to [   ] ([  ]) days of [   ]), SpeechWorks shall use such content
as the default content available to licensees of the SpeechWorks Software.
In connection with the foregoing and in partial consideration of the warrants to be issued pursuant to the Common Stock and Warrant Purchase Agreement referenced in Section 7, SpeechWorks and AOL shall [ ] for any AOL Branded Content or such other content that AOL is able to obtain that is bundled with the SpeechWorks Software. In addition, AOL shall permit SpeechWorks to retain that percentage of revenues generated via the sale or license of AOL Branded Content pursuant to this Section 5.1. In the first year following the date when SpeechWorks begins selling or licensing AOL Branded Content, the amount
paid by SpeechWorks to AOL shall equal [     ]  percent ([  ]%) of the gross
revenue received by SpeechWorks in connection with AOL Branded Content
(and [    ] [     ] percent ([     ]%) of such [     ]). In each subsequent
year, the percentages of such gross revenue to be paid to AOL, and retained by SpeechWorks, shall be increased or decreased based on the amount of such gross revenue received by SpeechWorks in the prior year, as follows:

   Prior Year's Gross                 Adjustment to Percentage        Corresponding Adjustment to
       Revenues                       Retained by SpeechWorks           Percentage Paid to AOL
       --------                       -----------------------         ---------------------------

   Less than $[     ]                 Decreased by [     ] percent    Increased by [     ] percent
                                      ([     ]%) off the percentage   ([     ]%) over the
                                      retained in the prior year.     percentage paid in the prior
                                                                      year.

   $[     ] to $[     ]               Decreased by [     ] percent    Increased by [     ] percent
                                      ([     ]%) off the percentage   ([     ]%) over the
                                      retained in the prior year.     percentage paid in the prior
                                                                      year.

   $[     ] to $[     ]               [     ]                         [     ]

   $[     ] and greater               [     ] by [     ] percent      [     ] by [     ] percent
                                      ([    ]%) off the percentage    ([     ]%) over the
                                      retained in the prior year.     percentage paid in the prior
                                                                      year.

In no event shall the percentage of such gross revenue to be retained by
SpeechWorks exceed [    ] percent ([  ]%), or be less than [  ] percent ([  ]%).

For example, if in the first year the gross revenue received by SpeechWorks in
connection with AOL Branded Content is $[    ], then the percentage retained by
SpeechWorks in the second year shall be [    ]%. If such gross revenue in the
second year is $[     ], then the percentage retained by SpeechWorks in the
third year shall be [     ]%.  If such gross revenue in each of the third,
fourth, fifth and sixth years is $[     ], then the percentage retained by
SpeechWorks in the fourth, fifth, sixth and seventh years, respectively shall be
[    ]%, [    ]%, [    ]% and [    ]%.

Within thirty (30) days after the end of each calendar quarter, SpeechWorks shall provide AOL with a final statement, certified by a financial officer of SpeechWorks, of the revenue received by SpeechWorks during the prior calendar quarter from resales of AOL Branded Content, and data supporting SpeechWorks' calculation of the amount due to AOL thereon, together with a remittance of any such amount due to AOL.

As to any AOL Branded Content, AOL shall not, and shall not permit any AOL
Affiliate to, permit [     ]. or any successor thereto to sell such AOL Branded
Content as a bundled element of speech recognition software for a period of [
] ([     ]) [     ] after the earlier to occur of (i) the date that is [     ]
([     ]) days after the Effective Date and (ii) the date of the commercial launch of an AOL Voice Portal. SpeechWorks shall not be required to resell any AOL Branded Content that does not maintain performance/functionality that is competitive with comparable offerings. In addition, notwithstanding the foregoing, nothing in this Section 5.1 shall prevent SpeechWorks from offering non-AOL content to its customers or other third parties that request it. AOL may terminate SpeechWorks' right and obligation to resell AOL Branded Content if the SpeechWorks Software materially underperforms competitors in terms of features, accuracy, response time and efficiency. AOL shall discuss with SpeechWorks in good faith opportunities for the offering by SpeechWorks of particular AOL Branded Content.

5.2 Open Architecture. An objective of both parties is to create and maintain an open speech internet architecture (i.e., without limitation, a speech internet architecture that permits and is open to plug-ins, advanced program interfaces and third party voice and speech internet applications). To the extent reasonably practical and consistent with industry developments, SpeechWorks will endeavor to keep the SpeechWorks Software platform open to third parties and compatible with third party voice recognition systems and portals. AOL and SpeechWorks also agree to work together to define and promote standards for the open speech Internet.

5.3 Additional Languages. SpeechWorks will offer to AOL additional language versions (i.e., other than American English) of the SpeechWorks Software, when and if available, to allow the AOL Voice Portal to be deployed in other languages. Subject to resource availability and upon reasonable notice, such
additional languages will be provided to AOL at [     ] of (a) a [     ]
additional payment of $[     ] per language or (b) if such language has been
previously licensed, [     ] the then-current version of such language.
Delivery of such additional software will not be considered essential elements to the functionality of the AOL Voice Portal licenses or related professional services. If SpeechWorks elects to make available additional language versions
of SpeechWorks Software, AOL shall [     ] customer [     ] in terms of [     ]
and [     ] with regard to this Section 5.3.

5.4  Other Software.  During the Term, AOL shall be permitted to purchase or
license from SpeechWorks [     ] SpeechWorks [     ] third-party purchasers or
licensees, any and all software for [     ], [     ], or [     ] software that
is relevant to a [     ] or [     ], that SpeechWorks makes generally available
to third parties.

Section 6 -- CONSIDERATION

6.1  Initial License Fee    . In consideration of the rights and licenses
granted in Section 2 in respect of the initial [     ] Period and the rights and
licenses granted in Section 2 that survive the end of the initial [     ] Period
(as provided in Section 2.1(b)), AOL shall pay to SpeechWorks a license fee of
$[     ] as follows provided, however, that if SpeechWorks at any time during
the Term in any way [     ] in such a manner that such license could reasonably
be [     ] (e.g., [     ]), AOL shall be required to pay [     ] of (i) the fees
outlined below; and (ii) an amount equal to the [     ] of (x) the [     ] AOL;
and (y) the [     ] the SpeechWorks Software.

     (a)   Within ten business (10) days after the Effective Date         $[     ]
     (b)   Immediately prior to [    ] (i) the [    ] of the Effective    $[     ]
           Date (if SpeechWorks has performed its obligations under
           Annex 1 to Exhibit C in all material respects), or (ii)
           [    ], or (iii) termination by AOL under Section 11.5.
     (c)   Upon the [    ] of the Effective Date (in addition to the      $[     ]
           amount specified in (b) above).
     (d)   Upon the [    ] of the Effective Date                          $[     ]
           Total:                                                         $[     ]

For the purposes of this Agreement, the term "[ ]" shall mean either (a)
promotion by AOL to more than [ ] or unique (b) use by more than [   ] unique
users.

6.2  [   ] Period Extension Fees; Limit on [   ] Period Extension Fees. If AOL
elects to extend the initial [   ] Period for any or all of the [   ] additional
[   ] ([   ]) [   ] periods pursuant to Section 11.1, A shall pay Speech Works,
in advance an annual [   ] Period extension fee for each [   ]-year extension
equal to the lesser of (a) $[   ]; or (b) [   ] annual or pro-rated annual rate
at which [   ] the SpeechWorks Software permitting [   ] of Recognition Ports.
The maximum amount of fees payable by AOL under Section 6.1 and this Section
6.2, in the aggregate, shall be $[   ].

6.3 Professional Services Fees. In consideration of the services to be performed by SpeechWorks pursuant to Section 3 of this Agreement, AOL shall pay SpeechWorks the professional services fees as specified in Exhibit C, in accordance with the payment terms specified in Exhibit C.

6.4 Maintenance and Support Fees. In consideration of the maintenance and support services to be performed by SpeechWorks pursuant to Section 4 of this Agreement, AOL shall pay SpeechWorks the maintenance and support services fees specified in Annex 1 to Exhibit D, in accordance with the payment terms specified in Exhibit D. The annual maintenance and support fee shall be adjusted to reflect any increase in the amounts paid by AOL under Sections 2.1(d), 2.7, 6.1 and 6.2. Additionally, notwithstanding anything herein to the contrary, the obligation of SpeechWorks to continue to provide Maintenance and Support Services to AOL after any such adjustment shall be subject to payment of a fee equal to the difference between the annual maintenance and support fee before and after such adjustment, prorated for the remaining term of the then current twelve (12) month term of Exhibit D, as measured from the date of such increase.

6.5  Revenue Sharing

     (a) In partial consideration of the warrants to be issued pursuant to the Common Stock and Warrant Purchase Agreement referenced in Section 7, at such
time as AOL Voice Portal Revenue earned by AOL exceeds $[     ] in the
aggregate, AOL shall pay SpeechWorks (i) $[     ] within 10 business days
of the end of the quarter in which such milestone is achieved, and (ii) payments for new users of an AOL Voice Portal acquired after such milestone is achieved (and on which the SpeechWorks Software is in use at the time of such user acquisition) as follows: (A) $[ ] per new Registered User who has logged onto an AOL Voice Portal where access to such portal is limited to users of an AOL or AOL Affiliate subscription based ISP service; (B) $[ ] per new Registered User who has logged onto an AOL Voice Portal either (1) using a unique identifier and password received through an AOL channel (or other log-on mechanism) which by its nature identifies such user as a member of an AOL or AOL Affiliate subscription based ISP service, or (2) using a unique identifier and password received in connection with the registration process at an AOL Voice Portal (or other log-on mechanism), and, in either case, where logging onto an AOL Voice Portal using a unique identifier and password described in (1) or (2) gives the Registered User access to an AOL Voice Portal (or a portion thereof) that is available only to members of an AOL or AOL Affiliate subscription based ISP service ("Additional Access"); (C) $[ ] per new Registered User who has logged onto an AOL Voice Portal using a unique identifier and password that does not give the Registered User Additional Access; and (D) $[ ] per new unique user of an AOL Voice Portal where no registration is required and where such user is reasonably identifiable as a unique new user; provided, however, that (Y) a user of an AOL Voice Portal will only be counted as a new user under (A), (B), (C) or
(D) above for the purposes of one AOL Voice Portal, and (Z) amounts payable by AOL to SpeechWorks under this paragraph above shall in no event exceed a total of $[ ] in the aggregate (except for additional amounts as may be provided for in the next paragraph below).

     (b) At such time as AOL Voice Portal Revenue earned by AOL exceeds $[   ],
AOL shall pay SpeechWorks for new users of an AOL Voice Portal acquired after such milestone is reached (and on which the SpeechWorks Software is in use at
the time of such user acquisition) as follows: (i) $[     ] per new Registered
User who has logged onto an AOL Voice Portal where access to such portal is limited to users of an AOL or AOL Affiliate subscription based ISP service; (ii)
$[     ] per new Registered User who has logged onto an AOL Voice Portal either
(A) using a unique identifier and password received through an AOL channel (or other log-on mechanism) which by its nature identifies such user as a member of an AOL or AOL Affiliate subscription based ISP service, or (B) using a unique identifier and password received in connection with the registration process at an AOL Voice Portal (or other log-on mechanism), and, in either case, where logging onto an AOL Voice Portal using a unique identifier and password described in (A) or (B) gives the Registered User Additional Access; (iii) $[
] per new Registered User who has logged onto an AOL Voice Portal using a unique identifier and password that does not give the Registered User Additional
Access; and (iv) $[     ] per new unique user of an AOL Voice Portal where no
registration is required and where such user is reasonably identifiable as a unique new user; provided, however, that (Y) a user of an AOL Voice Portal will only be counted as a new user under (i), (ii), (iii) or (iv) above for the purposes of one AOL Voice Portal, and (Z) amounts payable by AOL to SpeechWorks
under this paragraph above shall in no event exceed a total of $[     ] in the
aggregate.

     (c) For the purposes of this Section 6.5 the term "AOL Voice Portal" shall
not include an AOL [     ] or other AOL or AOL Affiliate [     ] and/or
information service; provided, however, that if SpeechWorks provides any substantial services under a Statement of Work hereunder (other than the Statement of Work attached hereto as Annex 1 to Exhibit C) in connection with
AOL [     ], or other AOL or AOL Affiliate [     ] and/or information service,
then for purposes of this Section 6.5, the term "AOL Voice Portal" shall include such service.

6.6 Payment. Within thirty (30) days after then end of each calendar quarter, AOL shall provide SpeechWorks with a final statement, certified by a financial
officer of AOL, of the [     ] that [     ], the Voice Portal Revenues that
were received by AOL during the prior quarter, and data supporting AOL's
calculation of the amount due to SpeechWorks for AOL [     ] during the prior
quarter, together with a remittance of any such amount due to SpeechWorks.

6.7 Taxes. AOL shall pay or reimburse all federal, state and local taxes (exclusive of taxes on SpeechWorks' net income) and assessments arising on or measured by amounts payable to SpeechWorks under this Agreement, or furnish SpeechWorks with evidence acceptable to the taxing authority to sustain an exemption therefrom.

6.8 Records; Audit. AOL agrees to keep all usual and proper records and books of account and all usual and proper entries relating to AOL Voice Portal Revenue (including records relating to the attribution of advertising, sponsorship, subscription and transaction revenues) and each Registered User for a period of three (3) years after the year in which Voice Portal Revenue is received and such Registered User first became a Registered User, respectively. SpeechWorks agrees to keep all usual and proper records and books of account and all usual and proper entries relating to resales of AOL Branded Content for a period of three (3) years after revenues derived from such resales are received. Upon written request by a party not more than once per calendar year, the other party agrees to supply pertinent Registered User, AOL Voice Portal Revenue (including records relating to the attribution of subscription and advertising revenues) and other revenue data, as applicable, to the requesting party, and to give the requesting party and its designated representatives such access to its accounts and records as may reasonably be requested for reverification of Registered Users and amounts paid pursuant to Section 6.5, revenues from SpeechWorks' resales of AOL Branded Content, and amounts paid pursuant to
Section 5.1, as applicable; provided, however, that the requesting party shall provide at least thirty (30) days' written notice and provided further that no audits shall be permitted (i) within thirty (30) days of the end of the audited party's fiscal quarter or (ii) within sixty (60) days of the end of the audited party's fiscal year. Any such audit will be paid for by the auditing party; provided, however, that if such audit uncovers a shortfall of payments that exceeds five percent (5%) or more of the amounts paid, the audited party shall reimburse the auditing party for the costs of such audit.

6.9 Third Party Software License Fees. Notwithstanding anything contained herein to the contrary, in the event that SpeechWorks is required to pay any third party software license fees in connection with the performance by SpeechWorks of any of its obligations hereunder, AOL agrees to pay to
SpeechWorks with respect thereto fees equal to [     ] (a) [     ] software
license fees that [     ] third party software, or (b) [     ] software license
fees for, plus [     ] costs incurred by SpeechWorks in connection with, the
applicable third party software. Notwithstanding the foregoing, (b) above shall not apply in situations where SpeechWorks does or provides significant development work, or other professional services, in connection with the applicable third party software.

SECTION 7 -- COMMON STOCK AND WARRANT PURCHASE AGREEMENT

     Simultaneously with the execution of this Agreement, the parties are also entering into a Common Stock and Warrant Purchase Agreement, and certain related agreements and documents, in the forms attached hereto as Exhibit E.

SECTION 8 -- CONFIDENTIAL INFORMATION

8.1 Confidential Information. A party may from time to time disclose (the "Disclosing Party") to the other party (the "Receiving Party") certain Confidential Information (as hereinafter defined) of the Disclosing Party. Except as expressly permitted by this Agreement, the Receiving Party shall protect the Confidential Information of the Disclosing Party from unauthorized dissemination, using the same degree of care which the Receiving Party ordinarily uses with respect to its own proprietary information, but in no event with less than a reasonable degree of care. The Receiving Party shall not use the Confidential Information of the Disclosing Party for any purpose not expressly permitted by this Agreement, and shall limit the disclosure of the Confidential Information of the Disclosing Party to the employees or agents of the Receiving Party, and of the Receiving Party's Affiliates, who have a need to know such Confidential Information for purposes of this Agreement, and who are, with respect to the Confidential Information of the Disclosing Party, bound in writing by confidentiality terms no less restrictive than those contained herein. The Receiving Party shall provide copies of such written agreements to the Disclosing Party upon request; provided, however, that such agreement copies shall themselves be deemed the Confidential Information of the Receiving Party. Notwithstanding the foregoing, Confidential Information may be disclosed if such disclosure is required by law or by the order of a court or similar judicial or administrative body; provided, however, that the Receiving Party shall notify the Disclosing Party of such requirement immediately and in writing, and shall cooperate reasonably with the Disclosing Party, at the Disclosing Party's expense, in obtaining a protective or similar order with respect thereto.

8.2 Definition of Confidential Information. For purposes of this Agreement, term "Confidential Information" shall mean (a) the Licensed Software, in Object Code and Source Code form, and any related technology, idea, algorithm or information contained therein, including without limitation any trade secrets related to any of the foregoing; (b) a party's product plans, designs, costs, prices and names; non-published financial information, marketing plans, business opportunities, personnel, research, development or know-how; (c) any information designated by the Disclosing Party as confidential in writing or, if disclosed orally, the confidential nature of which is reasonably apparent at the time of disclosure;
(d) the terms and conditions of this Agreement; and (e) with respect to AOL, any AOL User Information; provided, however that the term "Confidential Information" will not include information that: (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the Receiving Party; (ii) is known and has been reduced to tangible form by the Receiving Party at the time of disclosure and is not subject to restriction;
(iii) is independently developed by the Receiving Party without use of the Disclosing Party's Confidential Information; (iv) is lawfully obtained from a third party who has the right to make such disclosure; or (v) is released for general publication by the Disclosing Party in writing.

8.3 Return of Confidential Information. Except with regard to the SpeechWorks Software and Documentation, the Receiving Party shall return to the Disclosing Party, destroy or erase, all Confidential Information of the Disclosing Party in tangible form: (a) upon the written request of the Disclosing Party; or (b) upon the expiration or termination of this Agreement, whichever comes first, and in both cases, the Receiving Party shall certify promptly and in writing that it has done so.

SECTION 9 -- WARRANTIES AND DISCLAIMER

9.1  Warranties

     (a) Subject to the limitations and exceptions set forth in this Section 9.1 and in Section 10.3, SpeechWorks warrants that, for a period of ninety (90) days after installation of the SpeechWorks Software(the "Warranty Period"), the SpeechWorks Software will conform in all material respects to the specifications in the Documentation and that the media on which the software is delivered will be free of defects.

     (b) During the Warranty Period SpeechWorks warrants that the SpeechWorks Software, any copies thereof furnished by SpeechWorks hereunder to AOL or to any third parties specified herein, and any computer media delivered hereunder to AOL or any such third party shall, at the time of delivery, be free from computer viruses and any undocumented or unauthorized methods for terminating or disrupting the operation of, or gaining access to the AOL Technology or any network, software, computer systems or computing resources or data of AOL or any of its Affiliates.

     (c) During the Warranty Period SpeechWorks represents and warrants that the SpeechWorks Software is designed to be used during and after the calendar year 2000 A.D. SpeechWorks further represents and warrants that the SpeechWorks Software shall perform fully during each time period and without error relating to date values or other date data provided that input data is provided in SpeechWorks approved formats, including (a) errors resulting from or related to date data that represents or references different centuries or more than one century, and (b) errors resulting from or related to calculations, processing, sequencing, or employing date data. Without limiting the generality of the preceding sentences, SpeechWorks represents and warrants that the SpeechWorks Software (i) is capable of accurately, correctly and consistently accepting, calculating, comparing, sorting, and otherwise processing, returning, and displaying date inputs and date values, regardless of when such date data are used, the format or separators used to express such dates, and whether such dates are read from the internal clock of the hardware, input by a user, or otherwise, (ii) shall accurately, correctly, and consistently manage and manipulate data involving dates, including formulas that involve dates in one century or dates in more than one century, and (iii) shall not cause an abnormally-ending routine or process within an application or generate incorrect values or invalid results involving date data.

     (d) SpeechWorks represents and warrants that the SpeechWorks Software does not contain any disabling codes, termination logic or any other means to terminate the use thereof by AOL and its Affiliates or to otherwise disrupt or electronically repossess the SpeechWorks Software.

     (e) SpeechWorks represents and warrants that: (i) it has the full corporate right, power and authority to enter into this Agreement; (ii) the execution of this Agreement and performance of its duties and obligations hereunder do not and will not violate any agreement to which SpeechWorks is a party or by which it is otherwise bound; and (iii) when executed and delivered by SpeechWorks, this Agreement will constitute the legal, valid and binding obligation of SpeechWorks, enforceable against it in accordance with its terms.

     (f) AOL represents and warrants that: (i) it has the full corporate right, power and authority to enter into this Agreement; (ii) the execution of this Agreement and performance of its duties and obligations hereunder do not and will not violate any agreement to which AOL is a party or by which it is otherwise bound; and (iii) when executed and delivered by AOL, this Agreement will constitute the legal, valid and binding obligation of AOL, enforceable against it in accordance with its terms.

9.2 Remedies. In the event that the SpeechWorks Software fails to conform to any of the warranties set forth in paragraphs (a), (b), (c) or (d) of Section 9.1, AOL shall promptly notify SpeechWorks and provide SpeechWorks with all available information in written or electronic form so that SpeechWorks can reproduce any such nonconformity. SpeechWorks' sole obligation is to undertake commercially reasonable efforts to correct a reproducible nonconformity so reported to SpeechWorks during the Warranty Period. SPEECHWORKS' SOLE LIABILITY, AND AOL'S AND AOL'S AFFILIATES' EXCLUSIVE REMEDY WITH RESPECT TO BREACH OF THE FOREGOING LIMITED WARRANTIES, WILL BE LIMITED TO ERROR CORRECTION OR PRODUCT REPLACEMENT, OR IF, AFTER EXPENDING REASONABLE EFFORTS FOR A PERIOD OF NOT LESS THAN SIXTY
(60) DAYS TO DO SO, NEITHER IS COMMERCIALLY FEASIBLE, THEN AOL SHALL RECEIVE A REFUND OF THE LICENSE FEES RECEIVED BY SPEECHWORKS FROM AOL HEREUNDER FOR THE NONCONFORMING SOFTWARE.

9.3 DISCLAIMER. THE FOREGOING PROVISIONS OF THIS SECTION 9, AND THE PROVISIONS OF SECTIONS 7.1 AND 7.2 OF EXHIBIT C, STATE SPEECHWORKS' SOLE AND EXCLUSIVE WARRANTY, AND ITS SOLE AND EXCLUSIVE OBLIGATION TO AOL AND AOL'S AFFILIATES FOR BREACH OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES STATED IN THIS SECTION 9, AND IN SECTION 7 OF EXHIBIT C,

SPEECHWORKS MAKES NO ADDITIONAL WARRANTY, EXPRESS OF IMPLIED, STATUTORY OR OTHERWISE, AS TO ANY MATTER WHATSOEVER AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS ARE EXPRESSLY EXCLUDED.

9.4 LIMITATION OF LIABILITY. Except with regard to (i) any refund payable by SpeechWorks under Section 9.2, or Section 7.2 of Exhibit C, (ii) SpeechWorks' obligations under Section 10.1, (iii) a breach by either party of its respective obligations under Section 8, and (iv) a breach by AOL of its obligation under
Section 2, each party's total liability to the other party and such other party's Affiliates for any claim arising under this Agreement, or otherwise arising from the transactions contemplated under this Agreement, regardless of the form of action (including, but not limited to actions for breach of contract, negligence, strict liability, rescission and breach of warranty) will
not exceed the lesser of (a) the [     ] to SpeechWorks during the [   ] ([ ])
[             ] such [            ], or (b) the actual damages sustained by
such entity or person.

9.5 NO CONSEQUENTIAL DAMAGES. EXCEPT WITH RESPECT TO A BREACH BY A PARTY OF ITS RESPECTIVE OBLIGATIONS UNDER SECTION 8 AND EXCEPT WITH RESPECT TO ANY AMOUNTS PAYABLE BY SPEECHWORKS TO THIRD PARTIES PURSUANT TO ITS OBLIGATIONS UNDER SECTION 10, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUES AND LOSS OF PROFITS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

SECTION 10 -- INFRINGEMENT MATTERS; INDEMNITIES

10.1 Indemnities. SpeechWorks agrees, at its own expense, to defend or, at its option, to settle, any claim or action brought against AOL to the extent it is based on a claim that AOL's use of the Licensed Software in accordance with the scope of this Agreement infringes or violates any United States patent, United States copyright, trademark, trade secret or other intellectual property right of a third party, and will indemnify and hold AOL harmless from and against any damages, costs and fees of any kind whatsoever incurred (including reasonable attorneys' fees) that are attributable to such claim or action. AOL agrees that SpeechWorks shall have the foregoing obligation only if AOL provides SpeechWorks with: (i) prompt written notification of the claim or action; (ii) sole control and authority over the defense or settlement thereof (and will consult with AOL with respect thereto to the extent reasonably practicable); and
(iii) all available information, assistance and authority to settle and/or defend any such claim or action (all at SpeechWorks' sole cost and expense).
AOL shall have the right, at its expense, to participate in any such claim through counsel of its choice.

10.2 Limited Remedies. If any Licensed Software becomes, or in the opinion of SpeechWorks is likely to become, the subject of an infringement claim or action, SpeechWorks may procure, at no cost to AOL, the right to continue using the Licensed Software. If AOL is enjoined, by order of a court or other governmental body, from using the Licensed Software as contemplated by this Agreement as a result of an infringement claim or action, then SpeechWorks may, at its sole option: (i) procure, at no cost to AOL, the right to continue using the Licensed Software; (ii) replace or modify the SpeechWorks Software to render it noninfringing, provided there is no material loss of functionality; or (iii) if, in SpeechWorks' reasonable opinion, neither (i) nor (ii) are commercially feasible terminate the license and refund the amounts AOL paid for such SpeechWorks software. Except as provided in Section 10.1, the foregoing provisions of this Section 10.2 state SpeechWorks' sole obligation and AOL's exclusive remedy in the event any such claim.

10.3 Limitation of Liability; Additional Indemnities. SpeechWorks will have no liability under this Section 10 or the limited warranty provided for in Section 9.1, or Section 7.1 of Exhibit C, for any claim or action where: (i) such claim or action would have been avoided but for modifications of the Licensed Software, or portions thereof, made by any party other than SpeechWorks (or any third party retained by SpeechWorks pursuant to Section 3.3 of Exhibit C) after delivery to AOL; (ii) such claim or action would have been avoided but for the combination or use of the Licensed Software, or portions thereof, with other products, processes or materials (including but not limited to the AOL Technology) not otherwise recommended by SpeechWorks; (iii) after AOL is enjoined from using the Licensed Software, AOL continues allegedly infringing activities after being notified thereof (provided that AOL shall also indemnify SpeechWorks against liabilities incurred by SpeechWorks as a result of AOL continuing to engage in allegedly infringing activities after being notified thereof, but prior to being enjoined from using the Licensed Software); (iv) AOL continues allegedly infringing activities after being informed of modifications that would have avoided the alleged infringement, provided that there is not material loss of functionality; (v) AOL's use of the Licensed Software is not strictly in accordance with the terms of this Agreement; or (vi) except to the extent that AOL purchases maintenance and support services for such Custom Software, such claim or action arises directly out of any portion of the Custom Software created solely for the purpose of allowing the Licensed Software to function in conjunction with an AOL Voice Portal or otherwise created pursuant to detailed technical specifications provided to SpeechWorks by AOL. AOL agrees to indemnify and hold SpeechWorks harmless from and against all losses, damages and expenses, including reasonable attorney's fees, in connection with any claims brought against SpeechWorks and its officers, employees, agents or subcontractors arising as a result of any of the conditions described in clauses
(i) through (iv) above. SpeechWorks agrees that AOL shall be released from the foregoing obligation unless SpeechWorks provides AOL with: (i) prompt written notification of the claim or action; (ii) sole control and authority over the defense or settlement thereof; and (iii) all available information, assistance and authority to settle and/or defend any such claim or action.

SECTION 11 -- DEPLOYMENT PERIOD; TERM; TERMINATION

11.1 Initial Deployment Period; Optional Extension; Automatic Extension. The initial period during which AOL may deploy an unlimited number of Recognition Ports (as described in Section 2.1(b)) shall commence on the Effective Date and continue for three (3) years thereafter; provided, however, that AOL may extend such initial 3-year unlimited deployment period for up to an additional three 1-year periods by written notice to SpeechWorks, and payment of the extension fees specified in Section 6.2 above, at any time prior to the end of the then current unlimited deployment period. The initial 3-year unlimited deployment period and
each [     ]-year extension thereof are collectively referred to in this
Agreement as the "[     ] Period." When AOL has paid fees under Section 6.1 and
Section 6.2 of $[     ] in the aggregate, the Deployment Period shall
automatically be extended for an indefinite period of time until terminated pursuant to Section 11.3, 11.4, 11.5 or 13.2; provided, however, that if the amount of fees paid by AOL under Section 6.1 and Section 6.2 immediately prior to the end of the Deployment Period (the "Actual Fees Paid") is less than $[
], AOL shall in its discretion be permitted to pay to SpeechWorks the difference
between $[     ] and the Actual Fees Paid and thereby be deemed to have paid $[
] for purposes of this Section 11.1. Notwithstanding the foregoing, the Deployment Period shall terminate automatically upon any termination or expiration of this Agreement unless AOL has paid fees under Section 6.1 and
Section 6.2 of $[     ] in the aggregate prior to the end of the Term; provided, however, that except in the case of a termination by SpeechWorks under Section
11.3 or by AOL under Section 11.5, AOL shall thereafter be permitted for a
period of twenty-four (24) months (i) to deploy Recognition Ports [     ] the
SpeechWorks Software [     ]; and (ii) to purchase maintenance and support
services pursuant to [     ] maintenance and support service fee schedule at
which SpeechWorks then-provides such services.

11.2 Term. The term of this Agreement (the "Term") shall commence on the Effective Date and shall continue thereafter until terminated in accordance with
Section 11.3, 11.4, 11.5 or 13.2.

11.3 Termination By Either Party. Either party may terminate this Agreement immediately upon giving notice in writing to the other party if such other party commits a material breach of this Agreement and shall have failed to cure such breach within thirty (30) days of receipt of a request in writing from the notifying party to do so; provided, however, that a breach by SpeechWorks of its obligations under Section 9 shall not be deemed to be a material breach but instead shall be subject to the exclusive remedies set forth in Section 10.2. The parties acknowledge that the failure to pay to SpeechWorks any material amount when due hereunder shall constitute a material breach. Notwithstanding the foregoing, SpeechWorks shall have the right to terminate this Agreement immediately upon the breach by AOL of any material term of Section 2. Upon termination by AOL under this Section 11.3, notwithstanding anything in this Agreement to the contrary, (a) without AOL being obligated to pay any license fees after the date of such Termination (other than unpaid license fees that had become due prior to the date of the Termination), the number of Recognition Ports and System Seats which may be used by the permitted users specified in
Section 2.1(a)(i) and (ii), and the time period during which AOL may deploy such Recognition Ports and System Seats, shall not be limited but shall be reported to SpeechWorks promptly on an Installation Report, and (b) SpeechWorks shall continue to provide Maintenance and Support Services, upon payment therefor, in accordance with this Agreement, including but not limited to Annex 1 of Exhibit D hereto, until the later of (i) the date two years after the effective date of termination or (ii) the sixth anniversary of the Effective Date.

11.4 Termination for Bankruptcy/Insolvency or Changes in Business. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course,
(ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

11.5  TERMINATION BY AOL

     (a) AOL may terminate this Agreement upon written notice given to SpeechWorks if SpeechWorks does not, on or before the tenth (10th) business day following the Effective Date, (i) satisfy the conditions set forth in Sections 6(b)(iii), 6(b)(v) and 6(b)(vi) of the Common Stock and Warrant Purchase Agreement referenced in Section 7; and (ii) issue the warrant to AOL as required by Section 1(b) such Common Stock and Warrant Purchase Agreement.

     (b)  AOL may also terminate this Agreement at [     ] ([     ]) [     ]
given to SpeechWorks. The foregoing termination shall be effective immediately prior to the first anniversary of the Effective Date that follows SpeechWorks' receipt of such termination notice, unless SpeechWorks receives the termination notice less than thirty (30) days prior to the next anniversary of the Effective Date in which case the termination shall be effective immediately prior to the second anniversary of the Effective Date that follows SpeechWorks' receipt of such termination notice. Notwithstanding the foregoing, AOL shall still be obligated to pay the license fee specified in Section 6.1(b) if AOL terminates this Agreement pursuant to this Section 11.5 prior to the first anniversary of the Effective Date.

11.6 Effect of Termination. Immediately upon the termination of this Agreement (whether pursuant to this Section 11 or for any other reason): (a) except for the rights, licenses and obligations that by the express terms of this Agreement are to survive the termination of this Agreement, all rights, licenses and obligations of the parties under this Agreement shall immediately terminate; and (b) any outstanding amounts due to either party hereunder shall immediately become due and payable. Without limiting the generality of the foregoing, the rights of AOL and any AOL Affiliate or third party specified in
Section 2
to use the Licensed Software as set forth herein shall survive the termination of this Agreement unless this Agreement has been terminated by SpeechWorks as a result of (x) AOL's breach of the scope of the license set forth in Section 2,
(y) AOL's failure to pay any license fees hereunder when due or within the applicable cure period, or (z) any material breach by AOL of Section 8, or of
Section 6 of Exhibit C or Section 6 of Exhibit D; in which case all rights and licenses granted hereunder with respect to the Licensed Software, Documentation and Custom Software Documentation shall immediately terminate and, upon request by SpeechWorks, any person or entity that had been using Licensed Software pursuant to a license granted hereunder shall certify in writing to SpeechWorks its non-use, deletion and/or destruction of the Licensed Software, Documentation and Custom Documentation.

11.7 Survival. Notwithstanding anything to the contrary in this Section 11, the provisions of SECTIONS 6.3, 6.4, 6.5 THROUGH 6.9, 8, 9, 11, 14, 15.4, 15.6,
15.9, 15.10 AND 15.11 shall survive termination of this Agreement.

SECTION 12 -- SOURCE CODE ESCROW

     Within thirty (30) days after the Effective Date, SpeechWorks and AOL shall execute a source code escrow and license agreement substantially in the form of Exhibit F with appropriate modifications to conform to the terms of this Agreement (the "Escrow Agreement"). Each time SpeechWorks delivers a copy of SpeechWorks Software or an Update or Version hereunder, SpeechWorks shall, at its expense, place a copy of the Source Code of the SpeechWorks Software, Update or Version into escrow. Without limiting the provisions of the Escrow Agreement, and in addition to the Release Conditions (as defined in such Escrow Agreement), in the event of a Trigger Event (hereinafter defined) where SpeechWorks is the acquired party and the Acquiring Entity (hereinafter defined) is a Specified AOL Competitor, the Source Code will be released to AOL and AOL shall be entitled to exercise the license to such Source Code specified in the Escrow Agreement. AOL's right to receive Source Code is at all times subject to
Section 13.3 below.

SECTION 13 -- ASSIGNMENT AND CHANGE OF CONTROL

13.1 Assignment. Except as expressly permitted herein, neither party may assign, transfer or pledge this Agreement, or any interest, license, or rights of any kind herein, in any manner, without the prior written consent of the other party to this Agreement, except (a) in the case of SpeechWorks, in connection with a merger, reorganization or sale of substantially all of the business of SpeechWorks or, (b) in the case of AOL, (i) in connection with a merger, reorganization or sale of substantially all of the business relating to the AOL Voice Portal, or (ii) any assignment predicated upon the merger of AOL and Time Warner, Inc. Any purported assignment, transfer or pledge of this Agreement in violation of this Section 13 shall be null and void. Any permitted assignment, transfer or pledge of this Agreement shall be subject to Section 13.2.

13.2  Mergers, Acquisition of Assets or Change of Control

     (a) (i) If SpeechWorks consummates any permitted transaction or series of transactions under which an entity (the "Acquiring Entity") would acquire, whether by merger or otherwise, (A) substantially all of the business of SpeechWorks or (B) beneficial ownership or control, directly or indirectly, of
more than [     ] percent ([     ]%) of the outstanding shares or securities
representing the right to vote for the election of directors of SpeechWorks (each a "Trigger Event"), this Section 13.2 shall apply.

          (ii) Upon a Trigger Event in which the Acquiring Entity is a Specified AOL Competitor or upon a Trigger Event after which Speechworks announces that it is shutting down or migrating from the current Speechworks platform to a different speech recognition platform (e.g. the [ ], a different proprietary platform, or to any other speech recognition platform) or de facto shuts down or migrates away such platform (e.g. by no longer providing a similar level and quality of licensing and/or support services to third party licensees of such platform or similar indicia), then: (A) AOL shall be entitled, at its option, to terminate this Agreement upon thirty (30) days' written notice, (B) without AOL being obligated to pay any license fees after the date of the Trigger Event (other than unpaid license fees that had become due prior to the date of the Trigger Event), the number of Recognition Ports and System Seats which may be used by the permitted users specified in Section 2.1(a)(i) and (ii), and the time period during which AOL may deploy such Recognition Ports and System Seats, shall not be limited but shall be reported to SpeechWorks promptly on an Installation Report, (C) the Acquiring Entity shall agree in writing to provide Maintenance and Support Services, upon payment therefor, in accordance with this Agreement, including but not limited to Annex 1 of Exhibit D, until the later of (1) the date two years after the date of the Trigger Event or (2) the sixth anniversary of the Effective Date, (D) on or prior to the date which is within 60 days of such termination SpeechWorks will refund to AOL all licensing fees paid by AOL to SpeechWorks under this Agreement up to the date of such termination, and (E) at AOL's option SpeechWorks shall provide AOL with the services, for one full year after such termination, of the equivalent of five full time SpeechWorks engineers or similar SpeechWorks consultants qualified to work with AOL to effect a transition of the AOL Voice Portals away from the SpeechWorks platform and on to an alternate platform chosen by AOL. In the event of any Trigger Event, prior to consummating such transaction or series of transactions, if this Agreement is not terminated in accordance with (A) above, the Acquiring Entity shall agree in writing to be bound by the terms and conditions of this Agreement.

          (iii) Upon aTrigger Event in which the Acquiring Entity is a Specified SpeechWorks Competitor or upon a Trigger Event after which Speechworks announces that it is shutting down or migrating from the current Speechworks platform to a
different speech recognition platform (e.g. the [     ], a different proprietary
platform, or to any other speech recognition platform) or de facto shuts down or migrates away such platform (e.g. by no longer providing a similar level and quality of licensing and/or support services to third party licensees of such platform or similar indicia) (A) notwithstanding anything in Section 3.1 of Exhibit D to the contrary, SpeechWorks shall provide support for the then current production Version of the Licensed Software in accordance with Exhibit D
and shall support the immediately prior release for a period of [     ] ([
]) [     ] after the release of the then current production Version, (B) upon a migration by the Acquiring Entity off of the SpeechWorks platform, without AOL being obligated to pay any license fees after such migration (other than unpaid license fees that had become due prior to such migration), the number of Recognition Ports and System Seats which may be used by the permitted users specified in Section 2.1(a)(i) and (ii), and the time period during which AOL may deploy such Recognition Ports and System Seats, shall not be limited but shall be reported to SpeechWorks promptly on an Installation Report, and (C) the Acquiring Entity shall agree in writing to provide Maintenance and Support Services, upon payment therefor, in accordance with this Agreement, including but not limited to Annex 1 of Exhibit D, until the later of (1) the date two years after the date of the Trigger Event or (2) the sixth anniversary of the Effective Date.

     (b) If prior to a firm commitment underwritten public offering by SpeechWorks pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, in which shares of the common stock of SpeechWorks are approved for listing on a national securities market, either (i) SpeechWorks receives a bona fide offer from a third party to affect a Trigger Event; or (ii) SpeechWorks determines to seek an offer from any third party to
affect a Trigger Event, then in either such event SpeechWorks shall [     ] with
respect thereto other [     ], but including but [     ], provide to AOL [     ]
of such [     ] or its [     ], together with [     ] ([     ], [     ] and [
]) of any [     ] (but [     ]). For a period of [     ] ([     ]) [     ] from
such notice, SpeechWorks will not sign a definitive agreement to engage in a Trigger Event.

13.3 Acquisition of Specified SpeechWorks Competitor. If at any time AOL, or any AOL Affiliate, directly or indirectly controls, is controlled by or is under common control with (as control is defined in the definition of Affiliate) a Specified SpeechWorks Competitor, then AOL's right to receive Source Code under
Section 12, and Section 4.1(d) of the Escrow Agreement, shall be suspended until such time when AOL has divested itself or otherwise disposed or ceased operations of those business units responsible for software that is similar in nature or functionality to the Licensed Software (and has not reacquired or resumed such operations, in which case such rights shall again be suspended and AOL, if it has received Source Code under the sections referenced above, shall immediately delete, destroy or return all copies of the Source Code and related documentation, and certify the same to SpeechWorks).

SECTION 14 -- DISPUTE RESOLUTION

14.1 Amicable Resolution. The parties shall first attempt to amicably resolve any dispute that may arise under this Agreement. If the parties cannot resolve the dispute within thirty (30) days, either party may refer the dispute to arbitration pursuant to Section 14.2.

14.2 Arbitration pursuant to Section 14.1, any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except that the parties shall be entitled to reasonable document and deposition discovery from each other limited to the matters in dispute. A judgment upon the award rendered by the arbitrator shall be final and nonappealable, and may be entered in any court having jurisdiction thereof. The arbitration proceeding shall be conducted by a single arbitrator knowledgeable regarding matters in the software industry and held in Boston, Massachusetts or such other location as the parties may mutually agree upon. Notwithstanding the foregoing, (a) AOL recognizes and acknowledges that any use or disclosure of the Licensed Software, Documentation, Custom Software Documentation or SpeechWorks' Confidential Information, by AOL and (b) SpeechWorks recognizes and acknowledges that any use or disclosure of the AOL Technology and any Confidential Information, of AOL or its Affiliates, in either event in a manner inconsistent with the provisions of this Agreement may cause SpeechWorks or AOL (as the case may be) irreparable damage for which remedies other than injunctive relief may be inadequate, and SpeechWorks or AOL (as the case may be) may therefore seek from any court of competent jurisdiction, injunctive and other equitable relief as appropriate. If either party seeks injunctive or other equitable relief in the event of a breach or threatened breach of this Agreement by the other party or such other party's Affiliates, then such other party agrees that it shall not allege in any such proceeding that the party seeking such injunctive or equitable relief has an adequate remedy at law. If a party seeks any equitable remedies (including injunctive relief), it shall not be precluded or prevented from seeking remedies at law, nor shall it be deemed to have made an election of remedies.

SECTION 15 -- GENERAL TERMS

15.1 Force Majeure. Except for the obligation to make payments, nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of the non-performing party.

15.2 Notices. Any required notices hereunder shall be given in writing at the address of each party set forth above, to the persons identified for such purpose in the Common Stock and Warrant Purchase Agreement referenced in Section 7 above, or to such other in the manner contemplated herein, and shall be deemed served when delivered or, if delivery is not accomplished by reason or some fault of the addressee, when tendered.

15.3 Relationship Between the Parties. In all matters relating to this Agreement, AOL and SpeechWorks shall act as independent contractors. Except as may be otherwise expressly permitted hereunder, neither party will represent that it has any authority to assume or create any obligation, expressed or implied, on behalf of the other party, or to represent the other party as agent, employee, or in any other capacity. Neither party shall have any obligation, expressed or implied, except as expressly set forth herein.

15.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws.

15.5 Export Controls; Government Use. AOL agrees and certifies that neither the Licensed Software, nor any other technical data received from SpeechWorks, nor the direct product thereof, will be exported or re-exported outside the United States except as authorized and as permitted by the laws and regulations of the United States. Any use of the Licensed Software by the U.S. Government is conditioned upon the Government agreeing that the Licensed Software is subject to Restricted Rights as provided under the provisions set forth in subdivision (c)(1)(ii) of Clause 252.227-7013 of the Defense Federal Acquisition Regulations Supplement, or the similar acquisition regulations of other applicable U.S. Government organizations.

15.6 Entire Agreement; Headings; Counterparts. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior agreements, arrangements and undertakings between the parties. No addition to or modification of any provision of this Agreement shall be binding upon the parties unless made by a written instrument signed by a duly authorized representative of each of the parties. The headings to the sections of this Agreement are for ease of reference only and shall not affect the interpretation or construction of this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be an original instrument. The Exhibits are an integral part of this Agreement.

15.7 Publicity. Consistent with the applicable regulatory requirements, the parties shall issue a mutually agreed upon joint press release, at a mutually agreed upon time, announcing the selection of SpeechWorks and the collaboration to launch the AOL Voice Portal and to collaborate on industry standards. Not withstanding the foregoing in the event that SpeechWorks, on the advice of counsel, is required to issue a press release under applicable law or regulatory requirement, SpeechWorks will provide reasonable notice to AOL and an opportunity to comment on such press release. Finally, in partial consideration of the warrants to be issued pursuant to the Common Stock and Warrant Purchase Agreement referenced in Section 7, the parties have agreed to additional requirements in connection with publicity as more fully set out on Exhibit G.

15.8 Partial Invalidity; Waiver. If any provision of this Agreement or the application thereof to any party or circumstances shall be declared void, illegal or unenforceable, the remainder of this Agreement shall be valid and enforceable to the extent permitted by applicable law. In such event the parties shall use their best efforts to replace the invalid or unenforceable provision by a provision that, to the extent permitted by applicable law, achieves the purposes intended under the invalid or unenforceable provision. Any deviation by either party from the terms and conditions with applicable laws, rules and regulations shall not be considered a breach of this Agreement. No failure of either party to exercise any power or right given either party hereunder or to insist upon strict compliance by either party with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party's right to demand exact compliance with the terms hereof.

15.9 Non-Solicitation. During the Term and for a period of twelve (12) months thereafter, neither party shall hire or attempt to hire any Restricted Employee of the other party and shall not, directly or indirectly, solicit, induce, or in any manner attempt to influence any Restricted Employee of the other Party to terminate his or her employment with such other party, or to modify such relationship in a manner that is adverse to the interests of such other party; provided, however, that either party may employ any person who (a) initially contacts a party without solicitation, directly or indirectly, by such party or
(b) responds to any general media solicitation of employment or engagement by a party or to any solicitation or inquiry from a recruiter retained by a party provided that such person is not specifically identified or targeted by a party for such solicitation or inquiry. "Restricted Employee" shall mean any person employed by a party who is or was materially involved in the negotiation, implementation, or administration of this Agreement and/or any activity contemplated hereunder. Notwithstanding anything to the contrary in this Agreement, the parties agree that in the event of a breach or threatened breach of any covenant contained in this Section 15.9, the non-breaching party shall have the right and remedy to have such covenant specifically enforced by any court having competent jurisdiction, it being acknowledged and agreed by the parties that any material breach of any covenant in this Section 15.9 will cause irreparable injury to the other party and that money damages will not provide an adequate remedy.

15.10 AOL Primarily Liable.  AOL shall at all times [     ] for any and all
breaches of this Agreement by [     ] respective officers, directors, employees,
contractors, subcontractors or agents.

15.11 Most Favorable. When the terms "most favorable," "most favored," "no less favorable" and the like are used in this Agreement to compare an arrangement offered under this Agreement to an arrangement offered to a third party, all salient economic terms of the two arrangements shall be considered in making such comparison.

In Witness Whereof, the parties have caused this Agreement to be executed by their respective duly authorized representative as an instrument under seal effective as of the Effective Date.

AMERICA ONLINE, INC.             SPEECHWORKS INTERNATIONAL, INC.



By: /s/ Jay Rappaport            By: /s/ Stuart R. Patterson
   ------------------------        -------------------------
Name:  Jay Rappaport                Stuart R. Patterson
Title: Senior Vice President        President and Chief Executive Officer

                                   EXHIBIT A

                        SPEECHWORKS SOFTWARE; PRODUCTS


I.  SpeechWorks Software.
    --------------------

The software available for licensing under the terms of the Agreement to which this Exhibit is attached is as follows:

SPEECHWORKS(R) is a solution for speech-enabling transactional applications over the telephone. packaged as six functional components:

     1. SpeechWorks SMARTRecognizer(TM) recognizes words or phrases from individual vocabularies in the call flow and provides processing of phrases and sentences. This engine supports a range of hardware platforms and scales to thousands of phone lines. Its features include:

     2. SPEECHWORKS DIALOGMODULES(TM) are high-level building blocks representing frequently used caller interactions that developers can assemble and integrate into applications. Each DialolgModule encapsulates a particular task such as capturing a "yes" or "no" response or creating a voice menu. The DialogModules are made available in three bundles/packages.

       A. BASE: Includes recognition kernel, reporting tools, and the following DialogModules:

       AlphaNumeric String - Collects a string of connected (pauses are not required) numbers and letters. Patterns or a list of valid strings can be specified.

       Continuous Digits - Recognizes a string of connected digits only. Constraints such as string length or the allowed values can be specified. Item List - Lets callers speak words or phrases from a list (up to 250 words), e.g. "Please say the name of the person you are calling?" or "What stock would you like to buy?"

       VoiceMenu - Lets callers choose a word or phrase from a list (maximum of 20). Menus are similar to ItemLists, but shorter so that the prompt can read each item to the caller.

       YesNo - Performs the essential function of identifying affirmative and negative responses from callers.

       B. EXTENDED: Includes Base DialogModules, recognition kernel, reporting tools, and the following DialogModules:

       CreditCardNumber - Collects a credit card number. Can understand the major credit cards and many private label cards from retailers

       CCExpDate - Collects the expiration date for a credit card, usually month and year. It recognizes the last day of a given month as well.

       Currency - Lets callers speak a monetary value in a natural way, e.g., "One hundred twenty-five dollars and thirty two cents. Non US dollars can be customized.

       Date - Collects dates in several formats, e.g., June Fourth or 6/4/70, nicknames can be mapped, e.g., Christmas or today, allowing callers to speak a date in a natural way

       ItemList - Up to 2,500 words

       NaturalNumbers - Collects whole numerical amounts; callers can say "fifty four hundred". Vocabulary for units can also be added, as in "a thousand boxes".

       SocialSecurityNumber - Collects a 9-digit US Social Security number. Illegal numbers, such as those beginning with three zeroes, are screened out

       Spelling - Recognizes individual letters so that callers may choose to spell out a request.

       TimeOfDay - Collects a naturally spoken time of day. Callers can use 12-hour or 24-hour times, as well as prefix words such as "about" and "around TelephoneNumber - Collects a phone number in the "North American Numbering Plan" consisting of ten, seven or three digits. It allows common phrases such as "area code" and "one eight hundred".

       ZipCode - Recognizes a five and/or nine digit United States ZIP code

       C. PROFESSIONAL NL (NATURAL LANGUAGE): Includes Extended DialogModules, recognition kernel, reporting tools, and the following DialogModules:

       ItemList - Greater than 2,500 words or phrases

       CustomContext - Provides the ability to run the results of custom modules created with the Software Development Kit.

       The Professional NL will typically require some level of SpeechWorks custom development services or development support.

       Name - Available with Release 6.0 making it easier to collect a person's first, last or first and last names where the names are completely unknown. Speech Attendant apps should continue using the ItemList DialogModules

     3. SPEECHWORKS REPORTING AND ANALYSIS TOOL is bundled with each of the DialogModule packages. The tool generates text diagnostic reports about applications based on call logging data. The reports included are:

       Call-Start - displays a percentage breakdown by one hour time period of when calls are initiated helping to identify peaks in system usage.

       Call-Length - displays a percentage breakdown of calls by duration tracking the efficiency of user interface improvements that result in the reduction of call length.

       Module Transaction Results - summarizes execution results for each DialogModule presenting an overall success rate. Success rates lower than 90% indicate problem areas.

       Module Callflow Results - summarizes results of each attempt to collect the primary DialogModule data from the caller. High values for denied confirmation and rejection indicate that recognition is not performing well.

       Context Results - summarizes the result of each recognition event. This report illustrates a complete picture of the caller experience at the transaction level.

       Module Vocabulary Results - summarizes results classified by the answer returned by the recognizer via a DialogModule. This report can be used to give an indication of a) how effective the system recognized a caller's utterance and b) how easily callers were able to clarify/confirm what was said.

       Context Stats - summarizes various additional statistics for each recognition context. This report allows quick identification of problem contexts indicating that improvements are required

     4. SPEECHWORKS SOFTWARE DEVELOPMENT KIT (SDK) includes the following suite of editors and utilities for configuring DialogModules, providing service management functions, and supporting ongoing tuning and maintenance:
     Vocabulary Editor (VED), Grammar Development Tools and Application Tuning Tools. Included with the SDK are Four (4) Professional NL Run Time Port licenses, for development purposes only.

     5. SPEECHWORKS VOCABULARY LIBRARIES supply pre-packaged and continuously maintained language contexts for spoken words/phrases. The User Interface for the application using these libraries is not included. The following libraries are currently available: (i) Stock Names & Symbols Vocabulary and
     (ii) Mutual Fund Names & Symbols Vocabulary.

     6.  SPEAKER VERIFICATION SOFTWARE. When and if available.

     7.  TEXT-TO-SPEECH.  When and if available, to be priced and provided
     [      ].

     This Exhibit may be amended by SpeechWorks upon thirty days prior written notice to Licensee; provided that any Subsequent Order received by SpeechWorks prior to delivery to Licensee of a new Exhibit A shall be binding upon SpeechWorks.


II.  Rich Voice Content.
     ------------------

     SpeechWorks' database of recorded prompts consisting of thousands of recorded prompts by several different voice talents. The foregoing includes:

     System Prompts for the following:      [              ], (e.g., [       ],
                                            [           ], [      ] and [
                                                  ]), [     ], [              ],
                                            [        ], [      ], and [    ].

     Application Prompts for the following: [          ], [     ] and [    ],
                                            and [                       ]/[
                                                ] and [            ].

     System Prompts for the following:      [      ], [      ], [     ] ([    ],
                                            [    ], [     ]), [    ], [
                                                 ], [             ], more than
                                            [  ] of the most [         ] and
                                            [       ], more than [  ] [
                                                    ] ([           ], [     ],
                                            [     ]), [     ] (> [  ] [
                                                 ] and [      ]) and [        ]
                                            names.


III.  Required Computer Environment.
      -----------------------------

      ____________(_____) port ___________ voice response unit (VRU) running
      ___________________ operating system.

                                   EXHIBIT B
                                  ORDER FORM

     This Order is delivered pursuant to Section 2.7 of that certain Software License and Professional Services Agreement, dated as of June __, 2000, by and between SpeechWorks International, Inc. and America Online, Inc. [License No.00__].


                     PRODUCT DESCRIPTION
PRODUCT NAME
-----------------------------------------------
                                                  RECOGNITION     SYSTEM      FEE/PORT OR      LICENSE
                                                     PORTS         SEATS         SEAT            FEES
----------------------------------------------------------------------------------------------------------
              Includes:                                                                       $
              .
----------------------------------------------------------------------------------------------------------

              .                                                                               $
----------------------------------------------------------------------------------------------------------
                                                                         TOTAL LICENSE FEES:  $

SpeechWorks Software will be used in the following computer environment:

_____________(__) port _________________ voice response unit (VRU) running under
______________ operating system.

RECOGNITION PORT:

SpeechWorks acknowledges that telephone lines or ports can be configured with or without speech recognition dynamically, and as such, charges are based on the maximum number of simultaneous speech recognizers currently configured in the total system.

PAYMENT SCHEDULE:

All license fees and other amounts to be paid by AOL under this Agreement shall be due and payable within thirty (30) days from the date appearing on an applicable invoice prepared and delivered by SpeechWorks to AOL.

AMERICA ONLINE, INC.               SPEECHWORKS INTERNATIONAL, INC.


By:                                By:
Name:                              Name:
Title:                             Title:

                                   EXHIBIT C
                             PROFESSIONAL SERVICES

     Pursuant to Section 3 of the Agreement, SpeechWorks shall provide to AOL the professional services described in this Exhibit C. In the event of a conflict of terms with respect to professional services (other than maintenance and support services) between the Agreement and this Exhibit C, the terms of this Exhibit C shall govern.

1.  DEFINITIONS

     Terms used and not otherwise defined in this Exhibit C shall have the meanings set forth in the Agreement. In addition, the following terms as used in this Exhibit C shall have the meanings set forth below:

  "Acceptance Criteria" shall mean, with respect to any Deliverable, the Specifications, tests and other acceptance criteria set forth in the applicable Statement of Work describing such Deliverable.

  "Deliverable"  shall mean the various [     ] and [     ] and/or [     ] in
  connection with [     ] and [     ], [     ], the Custom Software.

  "Milestone Date" shall mean a date set forth in a Statement of Work upon which SpeechWorks shall deliver the applicable Deliverable to AOL.

  "Milestone Fees" shall mean the fees (exclusive of sales and other taxes) for the development of a Deliverable to be completed in connection with a Project, as set forth the applicable Statement of Work.

  "Project" shall mean an effort in which SpeechWorks provides professional services to AOL resulting in Deliverable(s) pursuant to a Statement of Work specific to the Project. The first Deliverable for a Project may be the development of the Statement of Work.

  "Specifications" shall mean, with respect to any Deliverable, the functions to be performed by such Deliverable and expressly referenced in the relevant Statement of Work.

  "Statement of Work" shall mean a written document that is mutually acceptable to AOL and SpeechWorks for a Project. The Statement of Work may reference other documents for a complete specification of the Deliverables.

  "Tools" and/or "Utilities" shall be defined as software code and/or a portion of code that: (a) accelerates the pace of application development or (b) accelerates the data conversion process; examples of Tools and Utilities include utilities to process logs and produce reports, or work done for concatenated prompting.

2.  ENGAGEMENT

2.1 Projects. SpeechWorks shall complete the Project described on the Statement of Work attached as Annex 1 to this Exhibit C. In addition, SpeechWorks shall complete Projects for AOL under this Agreement pursuant to a Statement of Work specifically for each such Project, as such Statement of Work may be agreed upon by SpeechWorks and AOL from time to time.

2.2 Time and Materials Work. From time to time, AOL may request that SpeechWorks perform general professional services which are separate from and reasonably outside the scope of services being rendered in connection with a particular Project. In such cases and in consideration for such additional services, AOL shall pay according to the time and materials expended, and reasonable expenses incurred, by SpeechWorks. Fees for SpeechWorks' time shall accrue at the rates set forth in Annex 2 to this Exhibit C; provided, however, that such rates shall be subject to revision from time to time by SpeechWorks, upon thirty (30) days written notice to AOL. SpeechWorks shall submit invoices to AOL for such fees, materials, and expenses, on a monthly basis, and payment shall be due and payable within thirty (30) days after receipt of invoice by AOL.

2.3 Change Order Requests. Either SpeechWorks or AOL may initiate a Project Change Request ("PCR") as follows: a PCR may be requested for any reason, including without limitation, the following: a material modification, addition or deletion is required in the services or Deliverables; a material required task is not identified within one of the Specifications; a task identified in one of the Specifications has materially changed or is no longer required; AOL makes a material change to its operating environment; or material modifications are required to the project scope, schedule or implementation plan. All proposed PCRs shall be submitted in writing (including, without limitation, by email). Each proposed PCR will specify the nature of the proposed change requested, the reason for the proposed change, and any subsequent impact to schedules, Deliverables and cost. A PCR will not be implemented until all terms regarding such PCR are agreed upon in writing by SpeechWorks and AOL and executed by the authorized representatives of both parties.

3.  DEVELOPMENT EFFORTS

3.1 Due Diligence in Completing Projects. After agreement on the terms of a Statement of Work for a particular Project, SpeechWorks shall diligently proceed with the development of the Deliverable(s) for such Project in accordance with the timetable and the Specifications set forth in such Statement of Work. SpeechWorks shall commit and utilize such resources as it reasonably considers sufficient to deliver each Deliverable on or before the applicable Milestone Dates as agreed under the Statement of Work.

3.2 AOL Delay. AOL acknowledges that any delay by AOL in providing data, access, or services required by SpeechWorks to complete a Milestone will give SpeechWorks, upon written notice to AOL, the right to delay subsequent
Milestones by up to: (a) an equivalent delay if the AOL delay is [     ] or
less; (b) [     ] for each [     ] of [       ], if the [      ] is more than
[     ], but less than [      ]; or (c) an equivalent [    ] plus [       ] if
the [       ] is [     ] or longer. In the event of (b) or (c), the parties
will meet to discuss the schedule for resuming work, but such schedule shall not require SpeechWorks to resume work any sooner than the day after the last day of delay permitted in this Section 3.2.

3.3 Use of Third Party Contractors. SpeechWorks may, from time to time, engage third parties to render services in connection with SpeechWorks' development of the Deliverables; provided, however, that all such third parties who perform work in furtherance of such development shall execute appropriate documents to ensure that SpeechWorks' obligations to AOL under Section 3.1 of this Exhibit C will be satisfied with respect to such work. SpeechWorks shall at all times have the sole right and obligation to supervise, manage, contract, direct, procure, perform, or cause to be performed all work to be performed by SpeechWorks hereunder unless otherwise provided herein.

3.4  Staffing; [       ].  Notwithstanding the provisions of Section 3.3 of this
Exhibit C, AOL [             ] to (i) [
                            ] (or aspects thereof) and (ii) [
                 ] or [                                         ] reasonably
determines that such [             ] or [                       ].  SpeechWorks
shall [     ]
that no SpeechWorks [     ] or [      ] who [                              ]
for [   ] under this Exhibit C shall be [      ] for or on behalf of any
[                  ] during such [                    ]. SpeechWorks shall
implement and maintain reasonable [      ] of [   ] comes within the
[       ] of any [               ] or [            ]  for or on behalf of any
[                        ].

4.  ACCEPTANCE OF DELIVERABLES

4.1  Initial Testing; Rejection. SpeechWorks shall inform AOL as it completes
each Deliverable.  Within [     ] ([     ]) days (the "Acceptance Period") after
receipt of a Deliverable that is associated with a Milestone Fee, AOL may, upon written notice (the "Rejection Notice") to SpeechWorks, reject any such Deliverable which fails materially to satisfy the Acceptance Criteria for such Deliverable. In any such Rejection Notice, AOL shall document in reasonable detail the relevant part of the Acceptance Criteria to which the Deliverable failed materially to satisfy.

4.2 Correction of Failures. SpeechWorks shall use all commercially reasonable efforts to correct any failure(s) materially to satisfy Acceptance Criteria that both: (a) are documented in a Rejection Notice that AOL provides in compliance with Section 4.1 of this Exhibit C and (b) the existence of which SpeechWorks can confirm; and to deliver the corrected Deliverable to AOL within fifteen (15) days of receiving such Rejection Notice. Upon re-delivery of the Deliverable, AOL shall have an additional Acceptance Period to re-perform tests and establish that the corrected Deliverable conforms with applicable Acceptance Criteria and may give a Rejection Notice to SpeechWorks within such additional Acceptance Period of any continuing failure(s) materially to satisfy Acceptance Criteria. The foregoing acceptance/rejection/correction process shall be repeated until all such failures have been corrected by SpeechWorks and AOL's acceptance of the Deliverable; provided, however, that if, after three (3) attempts SpeechWorks is unable to correct material failure(s) to satisfy Acceptance Criteria, AOL may reject the Deliverable. In the event of such rejection, AOL shall return such rejected Deliverable, including any copies thereof, and the related documentation, including any copies thereof, to SpeechWorks. In such event,
unless the parties otherwise agree in writing, [                     ] to [   ]
all [       ] and other [                  ] by [
      ] [       ], and SpeechWorks shall be under no obligation to continue to produce Deliverables for the Project for which the rejected Deliverables were produced.

4.3  Deemed Acceptance. Notwithstanding anything to the contrary in this
Section 4, a Deliverable will be deemed accepted and the associated Milestone Fee shall be due immediately if either (a) AOL deploys such Deliverable in a production environment, taking "live" calls; or (b) SpeechWorks receives no Rejection Notice within a relevant Acceptance Period.

5.  CONSIDERATION; MAINTENANCE AND SUPPORT

5.1 Price. Except as otherwise provided in Section 2.2 of this Exhibit C, in consideration of the development services to be performed by SpeechWorks under this Agreement, AOL shall pay to SpeechWorks the Milestone Fees for each Project according to the payment schedule set forth in the applicable Statement of Work. AOL will reimburse SpeechWorks for all travel, lodging and related expenses which are reimbursable under AOL's then-current travel policy, or, of not reimbursable thereunder, which have been approved in writing by AOL, as well as all material direct telecommunications expenses unless otherwise stated in a Statement of Work.

5.2 Taxes. AOL shall pay or reimburse all federal, state and local taxes (exclusive of taxes on SpeechWorks' net income) and assessments arising on or measured by amounts payable to SpeechWorks under this Agreement, or furnish SpeechWorks with evidence acceptable to the taxing authority to sustain an exemption therefrom.

5.3 Maintenance and Support. Maintenance and support services shall be provided in accordance with the terms and conditions set forth in Exhibit D to this Agreement; provided, however, that AOL has promptly paid when due the fees set forth in Exhibit D to this Agreement and any other applicable maintenance and support fees mutually agreed upon in writing.

6.  RIGHTS TO DELIVERABLES

6.1  SpeechWorks Techniques.

     (a) Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall transfer ownership of, or limit in any way, SpeechWorks' ownership or right to use the methodologies, design concepts, techniques, knowledge or know-how resulting from SpeechWorks' performance of the work contemplated by, or employed or produced under, this Agreement existing prior to the time of performance of a given Project for AOL.

     (b) Further, SpeechWorks shall retain all right, title and interest, including all copyrights and patent rights, in and to any Tools or Utilities
(as defined below) developed by or on behalf of SpeechWorks in whatever form under a Statement of Work for AOL. For purposes hereof, "Tools" and/or "Utilities" shall be defined as software code and/or a portion of code that:
(i) accelerates the pace of application development or (ii) accelerates the data conversion process; examples of Tools and Utilities include utilities to process logs and produce reports, or work done for concatenated prompting. Upon acceptance of the applicable Deliverable, SpeechWorks will be deemed to have granted to AOL a worldwide, nonexclusive, nontransferable, royalty-free, perpetual, internal use object code license to use such Tools and/or Utilities.

6.2  AOL Techniques.

     (a) Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall transfer ownership of, or limit in any way, AOL's ownership or right to use the methodologies, design concepts, techniques, knowledge or know-how resulting from AOL's performance hereunder or any assistance or cooperation furnished to SpeechWorks by AOL in connection with SpeechWorks' performance of the work contemplated by this Agreement, or otherwise employed or produced by AOL under this Agreement.

     (b) AOL shall retain all right, title and interest, including all copyrights and patent rights, in and to any Tools or Utilities developed by or on behalf of AOL (other than by SpeechWorks or any contractor of SpeechWorks) in whatever form, except that derivative works of Tools and Utilities owned by SpeechWorks (whether pursuant to Section 6.1(b) of this Exhibit C or otherwise) shall be owned only by SpeechWorks.

6.3  Rights to Deliverables.

     (a) Upon Acceptance of a Deliverable and payment of the applicable fees
therefor, SpeechWorks shall [     ], [     ], [     ], worldwide and irrevocable
(subject to the terms of Section 11.6 of this Agreement) right and license to
use all [     ] under a Statement of Work with the SpeechWorks Software.

     (b) SpeechWorks shall retain all rights, title, and interest, including all copyrights, patent, trade secret and other intellectual property rights
throughout the world, in and to all [     ] developed hereunder, including to
any new [     ], language models, speech data or other enhancements to any
[     ] that results directly or indirectly from the work contemplated hereunder.

     (c) In consideration of the fees paid by AOL hereunder, SpeechWorks agrees that it shall not reuse any program code or copy any documents that were developed under this Agreement for AOL in any system deployed for any of AOL's Specified Competitors. Notwithstanding the foregoing, AOL acknowledges and agrees that (i) SpeechWorks is in the business of developing automated speech recognition software applications for a variety of platforms and environments and (ii) may perform similar services for any such competitor and in doing so may use the same personnel and may review (subject to the restriction in the prior sentence) all documents and usability tests developed or used under this Agreement.

     (d) Notwithstanding anything contained in Section 6.3(b) of this Exhibit C to the contrary, all Confidential Information of AOL shall continue to be governed by the terms of Section 8 of this Agreement.

     (e) Each of SpeechWorks and AOL acknowledge and agree that a Deliverable may incorporate Pre-Existing Software (as defined below). SpeechWorks hereby grants to AOL a non-exclusive, worldwide, fully-paid up, non-transferable license to use such Pre-Existing Software (to the extent incorporated into the Deliverable) as necessary or appropriate to AOL's enjoyment of its rights with respect to the Deliverables, provided that SpeechWorks retains all ownership rights and title (including, without limitation, all copyrights, trade secret rights and other intellectual property rights throughout the world) in and to the Pre-Existing Software. The term "Pre-Existing Software" shall mean all software developed by SpeechWorks, the development of which by SpeechWorks pre-dates the Effective Date of the applicable Statement of Work; provided, however, that Pre-Existing Software expressly excludes any SpeechWorks Software which shall be licensed pursuant to the terms of Section 2.1 of this Agreement.

6.4  AOL Property.

     (a) SpeechWorks hereby acknowledges that AOL has certain proprietary information, data and content that may be delivered to SpeechWorks in tangible form in order for SpeechWorks to fulfill its development obligations under a Statement of Work. With respect to each such Statement of Work, AOL shall identify in a writing provided to SpeechWorks in accordance with Section 15.2 of this Agreement that information, data and content of AOL which AOL considers proprietary (the "AOL Property"). SpeechWorks shall have five (5) business days to notify AOL of its dissent from such assertion. In the event that SpeechWorks does not dissent in said 5-day period all information shall be deemed to be AOL Property. In the event that SpeechWorks so dissents, the parties shall meet as expeditiously as possible in order to determine in good faith which AOL deliveries shall be deemed to be AOL Property. In the event that the parties cannot agree whether any delivery shall be deemed to be AOL Property, SpeechWorks may decline to use the subject delivery in a Deliverable.

     (b) Nothing in this Agreement shall transfer ownership of any AOL Property, or limit in any way AOL's ownership or right to use the AOL Property. AOL will be deemed to have granted to SpeechWorks a worldwide, nonexclusive, nontransferable, royalty-free, perpetual, internal use license to use such AOL Property solely as contemplated by the applicable Statement of Work.

7.  LIMITED WARRANTY; DISCLAIMER; AND LIMITATION OF LIABILITY

7.1 Warranties. (a) Subject to the limitations and exceptions set forth in this Section 7.1 and in Section 10.3 of the Agreement, SpeechWorks warrants that, for a period of ninety (90) days after the relevant Milestone Date (the "Deliverable Warranty Period"), each Deliverable will conform in all material respects to the relevant Specifications and that the media on which the software Deliverables are delivered will be free of defects.

     (b) During the Deliverable Warranty Period SpeechWorks warrants that each software Deliverable, any copies thereof furnished by SpeechWorks hereunder to AOL or to any third parties specified herein, and any computer media delivered hereunder to AOL or any such third party shall, at the time of delivery, be free from computer viruses and any undocumented or unauthorized methods for terminating or disrupting the operation of, or gaining access to the AOL Technology or any network, software, computer systems or computing resources or data of AOL or any of its Affiliates.

     (c) During the Deliverable Warranty Period SpeechWorks represents and warrants that each software Deliverable is designed to be used during and after the calendar year 2000 A.D. SpeechWorks further represents and warrants that each software Deliverable shall perform fully during each time period and without error relating to date values or other date data provided that input data is provided in SpeechWorks approved formats, including (A) errors resulting from or related to date data that represents or references different centuries or more than one century, and (B) errors resulting from or related to calculations, processing, sequencing, or employing date data. Without limiting the generality of the preceding sentences, SpeechWorks represents and warrants that each software Deliverable (i) shall be capable of accurately, correctly and consistently accepting, calculating, comparing, sorting, and otherwise processing, returning, and displaying date inputs and date values, regardless of when such date data are used, the format or separators used to express such dates, and whether such dates are read from the internal clock of the hardware, input by a user, or otherwise, (ii) shall accurately, correctly, and consistently manage and manipulate data involving dates, including formulas that involve dates in one century or dates in more than one century, and (iii) shall not cause an abnormally-ending routine or process within an application or generate incorrect values or invalid results involving date data.

     (d) SpeechWorks represents and warrants that the software Deliverables shall not contain any disabling codes, termination logic or any other means to terminate the use thereof by AOL and its Affiliates or to otherwise disrupt or electronically repossess such Deliverables.

7.2 Remedies. In the event that any Deliverable fails during the Deliverable Warranty Period to conform to any of the warranties set forth in Section 7.1 of this Exhibit C, AOL shall promptly notify SpeechWorks and provide SpeechWorks with all available information in written or electronic form so that SpeechWorks can reproduce any such nonconformity. SpeechWorks' sole obligation is to undertake commercially reasonable efforts to correct a reproducible nonconformity so reported to SpeechWorks during the Deliverable Warranty Period. SPEECHWORKS' SOLE LIABILITY, AND AOL'S AND AOL'S AFFILIATES' EXCLUSIVE REMEDY WITH RESPECT TO BREACH OF THE FOREGOING LIMITED WARRANTIES, WILL BE LIMITED TO ERROR CORRECTION OR PRODUCT REPLACEMENT, OR IF, AFTER EXPENDING REASONABLE EFFORTS FOR A PERIOD OF NOT LESS THAN SIXTY (60) DAYS TO DO SO, NEITHER IS COMMERCIALLY FEASIBLE, THEN AOL SHALL RECEIVE A REFUND OF THE FEES RECEIVED BY SPEECHWORKS FROM AOL HEREUNDER FOR THE NONCONFORMING DELIVERABLE.

                             ANNEX 1 TO EXHIBIT C
                        PRECURSOR TO STATEMENT OF WORK

I.  Objective of Document.
    ---------------------

The following is a general description of the scope and functionality of the AOL Voice Portal, as well as the resources and remuneration that the parties will
respectively provide in developing [     ] of the AOL Voice Portal.  This
document shall be used as the basis for the definitive Statement of Work to be
developed and agreed to with respect to [     ], which definitive Statement of
Work shall be incorporated by reference into and constitute a part of this Annex 1.

     The parties recognize that the specifics or scope of the AOL Voice Portal may shift as the definitive Statement of Work is developed or during the development or deployment of the AOL Voice Portal itself. In such cases, the parties will work together to develop a plan (resource commitments, remuneration, etc.) that is similar to the plan outlined herein, including specifically SpeechWorks deploying an adequate amount of resources to accomplish such plan; provided, however, that SpeechWorks shall provide to AOL at a minimum the resource commitment specifically enumerated in Section IX hereof at AOL's option as outlined in Section IX.

II.  Voice Portal Principles.
     -----------------------

     This document describes currently anticipated features and functionality
for an [     ] voice portal service, which will initially be optimized for AOL
subscribers. The initial delivery ([     ]) will consist of an [     ]
navigation system and a set of [     ] voice-sites representing key AOL and
[    ] properties.

     The service is intended to be open and extensible to [ ] since, to the
degree possible and as provided in [    ] subsequent to [     ] (or, if
requested by AOL, within [      ] for incremental consideration according to
the principles outlined in Section VIII and Section IX below), it will employ a standards-based navigation system and will use VoiceXML. Specifically, the goal is to allow:

          - The AOL Voice Portal service to (1) expand easily beyond the initial set of content offerings, and (2) access content outside the initial AOL Voice
Portal service offering ([      ]sites etc.). This will enable AOL to leverage
new business opportunities as they become available.

          - The AOL Voice Portal content to be accessed by other compatible voice browsers that might emerge as the Speech-enabled Web expands

     Throughout this project, AOL intends to develop the expertise required to become a leading player in the emerging field of voice content. Working with SpeechWorks, AOL's objective is to gain the tools and skills necessary to:

          - Design, develop and produce voice sites (for its [    ] or [    ]).
          - Deploy and maintain a scalable service
          - Develop and product audio prompts / content

III.  Voice Portal Functionality.
      --------------------------

     As currently contemplated, at [     ] launch, Voice Portal users will
dial an [     ] number and be connected to a  speech application which will
allow them navigation to a selection of voice enabled content: [     ],
[     ], [     ] and [     ], and sites ([     ]): [     ], [     ] [     ],
[     ].  In addition, the AOL Voice Portal will interact with the AOL [     ]
to provide AOL Voice Portal Users with access to the AOL [     ] access to
their [     ], either through a voice interface, or via a a oetrombonea [____]
call out to/back from that service.  In addition, the service will enable
[     ], including adds that offer the ability to "[     ]" [     ].

NOTE: several of the above applications have already been developed
(e.g., [     ] and "[     ]") and the [     ] and [     ] may be useful as
foundations (given that the content has already been structured for a limited form factor).

IV.  Registration.
     ------------

     AOL promotions will initially notify [     ]about the AOL Voice Portal
service and [     ].   All [     ] of the [     ] (e.g.,  not [     ]) can
become authenticated members..   Those who opt to sign up for the AOL Voice
Portal service will be asked to enter an [     ] and [     ]. This [     ]
will be a the [     ] of the [     ] from which they expect to call the
service.   The [     ] will be [     ] selected by the member.  Creation of a
secure-ID login to the AOL namespace will be co-built by AOL and SpeechWorks.

V.  Sign In.
    -------

     Once registered  with the AOL Voice Portal, ,members can call the [     ]to
access the service.   If they are calling from the [     ] the ANI will be
verified and they will be simply asked to type in or say the PIN.   If they are
calling from a phone other than the designated primary phone number they will be
asked to key in the [     ] and then the [     ].


VI.  Channels and Other Features.
     ---------------------------

     The AOL Voice Portal will be organized into [     ].   Above the [     ]
will be a welcome layer that will include sign-in, introduction, help,
promotions, and possibly [     ].  Each [     ] will integrate functionality
from other [     ] so that members can move in a fluid fashion between
functions (e.g., [     ] and [     ].) The [     ] selection will be as follows:

[     ]/[     ]/[     ]/[     ]:
- [     ]
- [     ]
- [     ]
- [     ]
- [     ]
- [     ]
- [     ]
- [     ]
- [     ]
- [     ]

[     ]:

     Integration of the existing [     ] service (currently in beta), with a
voice driven interface (note: key issues here are authenticating the member
[     ] and developing a voice recognition based TUI).

[     ]:

     The ability to [     ] and track results for [     ], including an option
for the user to respond and be transferred to either (a) a routine that offers
more pre-recorded information, or (b) directly to the [     ] [     ].

[     ]:

     This [     ] reproduces current [     ] functionality including:

          - [     ]
          - [     ]
          - [     ] ([     ])

[     ]:

     Integration of the [     ] application featuring:

          - [     ].

[     ]:

     A comprehensive [     ] guide offering access to [     ]:

          - [     ]
          - [     ]
          - [     ]
          - [     ]

VII.  Roles and Responsibilities.

     The project will be executed in accordance with the SpeechWorks' Speech Application Development Lifecycle (SADL). Specific roles and responsibilities during this process are outlined in this section.

Project Management

     SpeechWorks will manage all aspects of the software development lifecycle for all VRU-related call flow software development, in accordance with the Project Plan. SpeechWorks will provide the following management-related functions during the development and deployment of the Application in order to keep AOL informed of the status of development:

(a)  Facilitation of weekly conference calls with the AOL Project Manager.

(b)  Monthly status reports regarding project Milestones.
(c) Performance evaluation and tuning reports during testing and deployment phases.
(d) Consultation to AOL regarding optimal testing, deployment, and use of Application.

  AOL will be responsible for providing a project manager responsible for:

(a)  the completion of AOL-assigned tasks and deliverables
(b)  keeping SpeechWorks informed of AOL progress on tasks and deliverables
(c) providing and overseeing appropriate contact points within AOL for key project dependencies

Specification Phase

     SpeechWorks and AOL will jointly execute the Specification Phase of the project.

SpeechWorks will be responsible for the following:

     (a) Creating the Requirements Specification document based on project requirements defined by AOL.
     (b) Creating the User Interface Specification document fully defining the interface between the Application and the caller.
     (c) Creating the System Design Document, containing detailed specifications of the data and telephony interfaces, operations environment, and business logic to be contained within the application as specified jointly by SpeechWorks and AOL.
     (d) Creating the Project Plan detailing SpeechWorks activities and timelines in development and deployment phases of the project, as well as key dependency dates for non-SpeechWorks responsibilities.

AOL will be responsible for the following:

     (a) Facilitating access to appropriate AOL personnel required for collection of AOL -specific information required by SpeechWorks to create Specification Phase deliverables.
     (b)  Facilitating timely approval for Specification Phase documents.
     (c) Providing telephony and host specifications for the System Design document.
     (d) Ensuring that critical dependencies identified as AOL responsibilities in the Project Plan can be achieved.

Development Phase

SpeechWorks will be responsible for:

     . Developing the Application as defined in the Specification Phase, including:

  (i)   All interaction with the SpeechWorks product.
  (ii)  Application-specific table data maintained on the VRU.
  (iii) Interactions between the VRU platform and the telephony environment.
  (iv) Direction of voice talent acquired by AOL (with assistance from SpeechWorks).

  (v)   Standard operational reports.

     . Executing Usability Testing of the system, and at its discretion tuning the application based on findings

     . Delivering the Application to AOL for Acceptance Testing, with a list of known exceptions.

     . Supporting AOL and during the Acceptance Testing process, including maintenance of the master exception list containing the current status of exceptions identified by all three parties

     .  Executing Back-to-Back testing of the VRU.

AOL will be responsible for:

     (a) Providing access to host APIs from SpeechWorks facilities for development and testing purposes.
     (b) Providing incremental hardware and software required for development and testing purposes.
     (c)  Assisting in the recruitment of appropriate Usability Test subjects.
     (d) Managing all site activities relating to development, installation, testing, and deployment of the application. These activities shall include the acquisition, and testing of all VRUs, telephony equipment, and data communications equipment according to the configuration requirements as will be detailed in the System Design.
     (e) Creating and executing an acceptance test plan to validate that the application provided by SpeechWorks to AOL meets the agreed-upon requirements. AOL will provide this plan to SpeechWorks at least two weeks prior to the conclusion of application development.

     .  Installing the working Application in the AOL environment

     . Assuming mutual SpeechWorks and AOL consent, AOL may also take responsibility for specific components of application development, such as implementing a specific leg or legs of the call flow. This will be determined by SpeechWorks and AOL during the specification phase.

     .  Stress testing host interfaces for the required volumes.

Deployment Phase

SpeechWorks will be responsible for:

(a) Deliver the Application for Pilot Test, as well as subsequent iterations of the Application created during the Deployment phase
(b) Monitor Application performance during the Pilot Test and Deployment processes, recommend actions for improvement, and at its discretion implement those recommendations
(c) Create an operational report during the Pilot Test phase that provides call success and failure statistics.

AOL will be responsible for:

(a) Ensuring AOL can provide appropriate numbers and types of callers for the Pilot test phase.
(b) Define (with SpeechWorks) and execute the strategy for appropriately migrating callers to the system during Partial Deployment. Specific details of this plan will be determined during the Specification Phase of the project.

VIII.  Estimated Timing and Resource Commitments.

Timing:

     .  Provided deal is executed no later July 15, Speechworks to lead a
        product kickoff meeting within [     ] [     ] of execution.

     .  Speechworks to deliver working system deployed on AOL's required number
        of ports no later than [     ] [     ] from kickoff if the system is
        [     ] in [     ].  If the system is [     ] using [     ],
        SpeechWorks will deliver the application within [     ] from kickoff.

Resource Commitments:

     .  Speechworks anticipates dedicating approximately [     ] to developing
        the AOL Voice Portal. This estimate anticipates I) that the functional "depth" and complexity of the relevant applications will be reasonably
        bounded by both parties to work within the [     ] window, ii) that the
        applications are developed in [     ] (not [     ]), and iii) that the
        system is deployed on [     ] ports with a second [     ]-port VRU
        deployed for N+1 redundancy.

     .  Speechworks anticipates that developing the [     ] service in a [     ]
        environment would add [     ]% to the development resources required
        for the task, and would add [     ] to the duration of work.

     .  Speechworks anticipates that deploying the [     ] service on
        approximately [     ] ports would add [     ] to the project, although
        due to parallel work would not slow the deployment by more than [     ]
        to [     ] [     ].

IX.  Consideration.

     As compensation for building the [     ] AOL Voice Portal, AOL shall
provide to  Speechworks payments totalling $[     ], payable:

     .  [     ] invoiced within 10 days after the Effective Date
     .  [     ] upon a mutually-agreed upon midpoint milestone
     .  [     ] upon completion of the work by Speechworks

      In the event that the scope of [     ] changes (including, as outlined
above, the option to deploy on more ports or to develop in [     ]), the
parties will mutually agree to a new scope and Speechworks will commit the
resources necessary to develop the revised [     ] service; provided, however,
that in any event SpeechWorks shall provide to AOL, beginning at the time that work under any definitive Statement of Work for Phase 1 begins, with up to
[     ] of service at a rate of $[     ].  Further, based on the revisions to
the scope, the consideration outlined above will be adjusted as follows:

     . If Speechworks commits fewer resources the consideration will be reduced by a pro-rata amount (which will be calculated by dividing the
estimated resources of the new scope by the estimated resources of the [     ]
scope outlined herein and multiplying by the total consideration outlined herein), or

     . If Speechworks commits greater resources the consideration will be increased by a pro-rata amount (which will be calculated by dividing the
estimated resources of the new scope by the estimated resources of the [     ]
scope outlined herein and multiplying by the total consideration outlined herein).

  AOL shall pay Speechworks the full amount due at each milestone, regardless of whether AOL launches the portal.
Hardware Platform

For planning purposes, SpeechWorks recommends that AOL proceed with the hardware
platform proposed by [     ] in a 5/12/00 e-mail from [     ] of [     ] to [
] of [     ].  The configuration outlined in this e-mail was as follows:

-  [     ], [     ], [     ]
-  [     ]
-  [     ]

Specific hardware will be determine in the Specification Phase of the project.
 .

                             ANNEX 2 TO EXHIBIT C
                        CURRENT TIME AND MATERIALS FEES

                                 PER EIGHT-
                                 HOUR DAY         MINIMUM
     SERVICE                       RATE           OF DAYS
     -------                       ----           -------
Project Management               $2,500           5 days
Application Consulting           $2,000           5 days
Speech Scientist                 $2,000           5 days
Speech User Interface Design     $1,500           5 days
Application Development          $1,500           5 days
Systems Integration              $1,500           5 days
Operations Support               $1,000           20 days
Installation Services            $1,000           5 days

     To the extent that, during the Term, SpeechWorks provides [    ] of the
[    ] to any [    ], for [   ], AOL [    ].

                                   Exhibit D
                        Maintenance and Support Services


  Pursuant to Section 4 of the Agreement, SpeechWorks shall provide to AOL the Maintenance and Support Services described in this Exhibit D. In the event of a conflict of terms with respect to Maintenance and Support Services between the Agreement and this Exhibit D, the terms of this Exhibit D shall govern.

1.  DEFINITIONS

     Terms used and not otherwise defined in this Exhibit D shall have the meanings set forth in the Agreement. In addition, the following terms as used in this Exhibit D shall have the meanings set forth below:

  "Error" shall mean any failure of (i) the SpeechWorks Software to conform in all material respects to Documentation (ii) the Custom Software to conform to the Custom Software Documentation; or (iii) the Licensed Software to conform in all material effects to the warranties set forth in paragraphs (b), (c) or
  (d) of Section 9.1 of the Agreement; provided, however, that any nonconformity resulting from the following shall not be considered an Error: (a) use by AOL of the Licensed Software other than as set forth in the Agreement, the Documentation (in the case of the SpeechWorks Software), the Custom Software Documentation (in the case of the Custom Software) or as otherwise agreed to in writing by the parties, (b) subject to Section 3.1 of this Exhibit D, AOL's failure to implement all Updates and Versions issued to AOL within a reasonable period of time after delivery thereof to AOL by SpeechWorks; (c) interconnecting, integrating, combining and/or merging any Licensed Software with any hardware or software (including but not limited to any operating system, environment or equipment) not supplied or identified as compatible or otherwise recommended or approved by SpeechWorks in writing, or (d) alteration of the Licensed Software by any person or entity (other than SpeechWorks) without SpeechWorks' written consent.

  "Level 1 Error"  shall mean an Error that either (i) [                   ] the
  [      ], [      ] or [                   ] capabilities of the [
           ]  or (ii) [            ] or [            ] to [
          ] of the [              ].

  "Level 2 Error" shall mean an Error, other than a Level 1 Error, that either
  (i) [                         ], [         ]or [
              ] of the [                ] or (ii) [                        ] or
  [                ] to [                           ] of the [                ].

  "Level 3 Error" shall mean an Error that causes an operational problem with the Licensed Software that is not a Level 1 or 2 Error.

  "Level 4 Error" shall mean any other Error that is not a Level 1, 2 or 3 Error including, without limitation, Documentation or administrative screen errors, such as typographical errors, screen format errors or syntax errors.

  "Licensed Software" for purposes of this Exhibit D only, shall mean SpeechWorks Software and Custom Software for which the parties have agreed upon maintenance and support fees.

  "Maintenance and Support Services" shall mean the services described in
  Section 2 of this Exhibit D subject to the exclusions set forth in Sections 3 and 6 of this Exhibit D.

  "Support Plan" shall mean the support plan described on Annex 1 to this Exhibit D.

  "Update" means a modification of the SpeechWorks Software usually intended to correct an Error. Typically, an Update is identified by the numeral(s) one or more places to the right of the first decimal point from the left of the designation for such Update, with the newer Update having the larger numeral.

  "Version" means a new version of the SpeechWorks Software that contains new functionality, level of performance or features for which there is a published fee charged to commercial customers of SpeechWorks. Typically, a Version is identified by the numeral(s) to the left of the first decimal point from the left in the designation, with the newer Version having the larger numeral.

2.  MAINTENANCE AND SUPPORT SERVICES

2.1 Election of Support Option. AOL hereby elects the Support Plan designated on Annex 1 to this Exhibit D for the initial twelve-month period following the Effective Date. Such designation shall remain in effect for each subsequent twelve-month period during the Deployment Period when the provisions of this Exhibit D are in effect (as provided in Section 5 to this Exhibit D). Thereafter, in the event that SpeechWorks then makes any maintenance and support services available to any of its other licensees, AOL may renew such Support Plan (or such other support plan then available from SpeechWorks), at SpeechWorks' then-current standard maintenance and support fees, for an additional twelve-month period upon written notice to SpeechWorks. The Support Plan shall apply to all Licensed Software (as defined in Section 1 of this
Exhibit D), including [     ] Custom Software (hereinafter defined) for which
the parties have agreed upon maintenance and support fees.  The provision of
maintenance and support services for Custom Software that is not [     ] Custom
Software (including but not limited to additional Custom Software phases) is subject to the parties' executing a written agreement setting forth the applicable terms, conditions and fees for such services. For purposes of this
Agreement, the term "[     ] Custom Software" shall mean the Custom Software to
be developed by SpeechWorks under the Statement of Work attached hereto as Annex 1 to Exhibit C.

2.2 Condition to SpeechWorks Obligations. Unless AOL has paid all fees set forth in Section 4 of this Exhibit D in a timely manner, SpeechWorks shall have no obligation to provide to AOL the Maintenance and Support Services applicable under the Support Plan.

2.3  Scope of Maintenance and Support Services.

     (a) The Maintenance and Support Services to be provided hereunder are intended only to correct Errors (subject to service level provisions of Section
2.8 to this Exhibit D) and to provide, at no additional cost, Updates and Versions to the SpeechWorks Software. Notwithstanding the foregoing, this Exhibit D does not provide for enhancements, Versions, extensions, or new features or functionality (i) for any Custom Software at any time, or (ii) except as otherwise provided in the Agreement, for any SpeechWorks Software after the sixth anniversary of the Effective Date.

     (b) Maintenance and Support Services may not be purchased for Custom Software alone.

2.4 Maintenance. SpeechWorks shall provide AOL with (a) Updates, when and if available, and appropriate Documentation delivered electronically for installation by AOL, and (b) periodic software bulletins providing additional documentation and provisional solutions to reported problems, on or prior to the date any of the foregoing is made available to any of SpeechWorks' licensees.

2.5 Telephone Support. SpeechWorks shall provide telephone assistance to AOL with respect to the Licensed Software in accordance with the response and error correction time targets set forth in Annex 1 to this Exhibit D, such services to include (a) clarification of functions and features of the Licensed Software,
(b) clarification of Documentation or Custom Software Documentation pertaining to the Licensed Software, (c) guidance in the operation of the Licensed Software, and (d) Error verification, analysis and code corrections, as necessary, to correct any Error to the extent possible (except for code corrections) by telephone.

2.6 Annual Account Review. SpeechWorks shall provide AOL with one (1) day of free consulting with senior SpeechWorks staff familiar with this Agreement at AOL's facility every six (6) months to review the status of the Licensed Software, assess AOL's ongoing and future use of the Licensed Software, solicit input from AOL on future development and direction of the Licensed Software, and to make recommendations regarding AOL's use of the Licensed Software. The timing of such consulting shall be at the mutual consent of the parties. SpeechWorks shall be solely responsible for any costs and expenses (including travel, lodging and meals) which it may incur pursuant to this Section 2.6.

2.7 Classification of Errors. Upon identification of any Error, AOL shall notify SpeechWorks of such Error and provide SpeechWorks with a reasonable amount of information to assist SpeechWorks to locate and/or replicate the
Error.  [     ] the classification of such Error as either a Level 1, 2, 3 or 4
Error; provided, however, that if the Service Plan only provides for correction of Errors in the next major release of SpeechWorks Software, then no such classification shall be made.

2.8 Place of Performance. The Maintenance and Support Services provided hereunder shall be performed by remote access unless SpeechWorks and AOL mutually agree that on-site service at AOL's site is required in which event AOL shall pay for the travel, lodging and related expenses incurred by SpeechWorks which are reimbursable under AOL's then-current travel policy, or, of not reimbursable thereunder, which have been approved in writing by AOL.

2.9  AOL Obligations. AOL shall:

     (a) provide supervision, control and management of the use of the Licensed Software. In addition, AOL shall take reasonable steps to implement procedures for the protection of information and the implementation of backup procedures in the event of Errors or malfunction of the Licensed Software or equipment upon which the Licensed Software is loaded or operating;

     (b) provide SpeechWorks with reasonable access either telephonically or on a remote basis to AOL's personnel and equipment upon which the Licensed Software is loaded or operating. This access shall be limited to normal business hours for Level 3 Errors and Level 4 Errors, and shall include for all Errors, when applicable, the ability to dial-in to equipment on which the Licensed Software is operating. This access shall also include the ability to dial-in via a virtual private network to equipment. SpeechWorks and AOL shall cooperate on the establishment of such access, and each party will be responsible its respective costs necessary to establish such access; provided, that each party shall supply its own equipment;

     (c) document and promptly report all Errors or malfunctions of the Licensed Software to SpeechWorks. AOL shall take all steps reasonably necessary to carry out procedures for the rectification of such Errors or malfunctions within a reasonable time after such procedures have been agreed to by the parties;

     (d) maintain a current backup copy of all programs and data; and

     (e) reasonably train its personnel in the use and application of the Licensed Software and the equipment on which the Licensed Software is loaded or operating.

SpeechWorks is entitled to suspend Maintenance and Support Services under this Exhibit D to the extent that AOL's material failure to comply with paragraphs
(b), (c) or (e) of this Section 2.9 materially and substantially increases the cost or difficulty of SpeechWorks providing such services.

2.10 Additional Services. If AOL requests, materials or services for the Licensed Software for problems encountered by AOL that are outside of the scope of the Maintenance and Support Services or that AOL desires to have resolved on a more expedited basis than AOL has contracted for under this Exhibit D, SpeechWorks shall invoice AOL for SpeechWorks' time, materials used and travel, lodging and related expenses, and any other reasonable expenses incurred by SpeechWorks in providing such materials and service; provided that all travel, lodging and related expenses, and any other expenses in excess of $1,000, if not eligible for reimbursement under AOL's then-current travel policy, shall be subject to AOL's prior written approval. AOL shall pay SpeechWorks the undisputed amount of any such invoice within thirty (30) days after receipt.

2.11 Training. SpeechWorks shall, within ninety (90) days after the Effective Date, furnish to AOL, at AOL's facilities, up to two (2) training sessions at least as comprehensive as SpeechWorks' standard training session for its other licensees of SpeechWorks' Software. Such training shall cover, among other things, installation and operation of the SpeechWorks Software, and shall be provided for such number of employees as AOL may determine. SpeechWorks shall
provide such training at [     ] to AOL, provided AOL shall be responsible for
all travel, lodging and related expenses incurred by SpeechWorks which are reimbursable under AOL's then-current travel policy, or, of not reimbursable thereunder, which have been approved in writing by AOL. AOL may purchase additional training from SpeechWorks at SpeechWorks' then-current rates.


3.  EXCLUSIONS

3.1 Prior Software Versions. SpeechWorks shall only be obligated to support the then current production Version of the Licensed Software and to support the
immediately prior release for a period of [     ] ([     ]) [     ] after the
release of the then current production Version.

3.2 Operating Environment. Insofar as the use of a certain release of the Licensed Software requires the use of a particular release of system software (such as operating system, firmware or utilities) on the equipment specified in this Agreement, SpeechWorks will so notify AOL in writing prior to the issuance of such release. In the event that AOL is not then using the particular release of system software, and AOL elects not to upgrade to such particular release of
system software, AOL shall so notify SpeechWorks and [       ] shall [       ]
to [                 ] and [                ] under this Exhibit D, subject to
the understanding that AOL will not receive Updates or Versions for the Licensed Software running on the non-upgraded system software, and that SpeechWorks' ability to correct Errors in such Licensed Software will be adversely affected thereby (and such limited Error correction shall not constitute a breach of this Agreement).

3.3  Designated Contact Groups.  SpeechWorks will only provide Maintenance and
Support Services to up to that [        ] of [                             ] of
AOL specified on Annex 1 to this Exhibit D, the members of which have been trained and certified by SpeechWorks in the use of SpeechWorks' Software, and who have an in-depth knowledge of AOL's network operations and infrastructure.

4.  CONSIDERATION

4.1 Fees. AOL shall be invoiced by SpeechWorks at the beginning of each twelve-month period for which this Exhibit D is in effect, the applicable annual fee for the Support Plan and for support plans for Licensed Software, as specified on Annex 1 to this Exhibit D.

4.2 Time of Payment. Except as otherwise provided in this Exhibit D, all amounts due to SpeechWorks shall be paid within thirty (30) days of AOL's receipt of invoice from SpeechWorks.

5.  TERM AND TERMINATION

5.1 Term. The provisions of this Exhibit D shall become effective on the Effective Date, shall remain in effect for an initial term of twelve (12) months, and shall thereafter automatically be renewed for successive twelve (12) month terms, unless AOL gives SpeechWorks notice at least thirty (30) days prior to the expiration of a twelve (12) month term that such renewal shall not occur, in which event the provisions of this Exhibit D shall expire at the end of such term, except as otherwise provided in this Exhibit D. Subject to Section 2.1 of this Exhibit D, in no event, however, shall any obligation of SpeechWorks to provide Maintenance and Support Services (a) extend beyond the termination or expiration of this Agreement, or (b) commence prior to the execution of this Agreement, unless otherwise agreed in writing by the parties.

5.2  Termination. The obligations of SpeechWorks and AOL under this Exhibit D:
(a) shall terminate immediately upon the termination of this Agreement pursuant to Section 11.3, 11.4, 11.5 or 13.2 of this Agreement, or the expiration of the Deployment Period, if earlier, or (b) may be terminated by either party immediately upon giving written notice to the other party if such other party commits a material breach of this Exhibit D and shall have failed to cure such breach within thirty (30) days of receipt of a request in writing from the notifying party to do so; provided, however, that upon any termination under this Section 5.2 or otherwise, all earned and unpaid fees and other charges payable under this Exhibit D shall become immediately due and payable.

5.3 Survival of License. Termination of Maintenance and Support Services upon failure to renew will not affect the license of the Licensed Software.

6.  OWNERSHIP AND WARRANTY DISCLAIMER

6.1 Title. Subject to Section 6 of Exhibit C, all Updates, Versions and other changes, improvements, bug fixes or other modifications to the SpeechWorks Software provided under this Exhibit D shall be deemed to be included within the SpeechWorks Software and will be subject to the terms and conditions of this Agreement. Subject to Section 6 of Exhibit C, all Updates, Versions and other changes, improvements, bug fixes and other modifications to the Custom Software provided under this Exhibit D shall be deemed to be included in the Custom Software and will be subject to the terms and conditions of this Agreement.

6.2 Limited Warranty of Performance and Exclusive Remedy. SpeechWorks warrants that it shall use commercially reasonable efforts to provide effective Maintenance and Support Services while this Exhibit D remains in effect. This warranty shall not apply to the Licensed Software if such Licensed Software has been modified by any party other than SpeechWorks or its third party contractors without the consent of SpeechWorks. The warranty under this Exhibit D is made only to AOL and SpeechWorks shall have no liability to any third party with respect to the Licensed Software as a result of such warranty. Under no circumstances does SpeechWorks warrant or represent that all Errors can or will be corrected. If SpeechWorks damages or loses any of AOL's data during the performance of Maintenance and Support Services, then, if AOL provides SpeechWorks with back-up data necessary to do so, SpeechWorks shall re-create or reconstruct the damaged or lost data, and shall bear the costs related to such re-creation or reconstruction.

6.3 Remedy. Between the end of the Warranty Period and the date ninety (90) days after the commercial launch date of an AOL Voice Portal (the "Commercial Launch Date"), for each 20-day period that any Level 1 or Level 2 Error which
prevents (or substantially hampers) at least [     ] users or [     ] percent ([
]%) of users of all AOL Voice Portals from accomplishing at least one of their
goals in calling the system remains uncorrected, SpeechWorks shall [       ]
the greater of [      ] or [     ] ([     ]) [     ] maintenance and support
[    ] ([    ] maintenance and support [    ]). After the date [     ] ([    ])
days after the Commercial Launch Date, for each [     ]-day period that any
Level 1 or Level 2 Error which prevents (or substantially hampers) at least
[     ] users or [     ] percent ([     ]%) of users of all AOL Voice Portals
from accomplishing at least one of their goals in calling the system remains
uncorrected, SpeechWorks shall [   ] [      ] or [     ] ([     ]) [     ]
maintenance and support [     ] ([      ] maintenance and support [     ]). For
purposes of this Section 6.3, an Error that becomes apparent (or should
reasonably have become apparent) at any time prior to the date [     ] ([     ])
days after the Commercial Launch Date shall be subject only to the [        ]
of this Section 6.3.  In addition, SpeechWorks shall in no event be required
[     ] under this Section 6.3 [     ] of the maintenance and support [     ]
maintenance and support term.  If at any time a Level 1 Error which prevents
(or substantially hampers) at least [        ] users or [         ]
percent ([     ]%) of users of all AOL Voice Portals from accomplishing [     ]
in calling the system remains uncorrected for [    ] ([     ]) [     ] following
SpeechWorks' receipt of notice thereof, or a Level 2 Error which prevents (or
substantially hampers) at least [     ] users or ten percent ([     ]%) of users
of all AOL Voice Portals from accomplishing at least one of their goals in
calling the system remains uncorrected for [     ] ([     ]) days following
SpeechWorks' receipt of notice thereof, then (i) AOL may terminate this
Agreement, (ii) AOL may cause the [     ] in accordance with Section 4.1(c) of
the Escrow Agreement and AOL shall be entitled to exercise the license to such Source Code specified in the Escrow Agreement, and (iii) AOL shall no longer be
entitled to [              ] under either of the first two sentences of this
Section 6.3.

6.4 DISCLAIMER. THE REMEDIES SPECIFIED IN SECTION 6.3 OF THIS EXHIBIT D ARE SPEECHWORKS' SOLE AND EXCLUSIVE LIABILITY IN CONNECTION WITH SPEECHWORKS' FAILURE TO REMEDY ANY LEVEL 1 ERRORS OR LEVEL 2 ERRORS. EXCEPT FOR THE EXPRESS WARRANTIES STATED IN THIS EXHIBIT D, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NO ADDITIONAL WARRANTY, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AS TO THE CONDITION, QUALITY, COMPLETENESS, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE MAINTENANCE AND SUPPORT SERVICES, ERROR CORRECTIONS, OR UPDATES OR VERSIONS, OR THE COMPREHENSIVENESS OF ANY DOCUMENTATION FURNISHED HEREUNDER IS GIVEN OR ASSUMED BY AOL AND ALL SUCH WARRANTIES, CONDITIONS, UNDERTAKING AND TERMS ARE HEREBY EXCLUDED.

                              Annex 1 to Exhibit D
                          Description of Support Plan



1. Error Corrections. Upon receipt of notice(s) from AOL specifying Errors in the Licensed Software, SpeechWorks will resolve the Errors according to the following Severity Levels:

     (a)  Level 1 Errors: SpeechWorks will work with AOL on a [     ], [     ]
                    basis, will begin working with AOL's system administration
                    group member(s) within [     ] of the notification, and will
                    [     ] to resolve the Level 1 Error as quickly as possible.
                    SpeechWorks shall be deemed to have "resolved" a Level 1
                    Error if [     ] that the Error has been corrected or
                    reduced in scope to a Level 2, 3 or 4 Error.

     (b)  Level 2 Errors: SpeechWorks will exert commercially reasonable efforts to resolve the Level 2 Error as quickly as possible.  If
                    such Error is not resolved within [     ], SpeechWorks will,
                    at AOL's option, work with AOL's system administration group
                    member(s) to resolve such Error on a [     ], [     ] basis
                    until it is resolved.  SpeechWorks shall be deemed to have
                    "resolved" a Level 2 Error if [     ] that the Error has
                    been corrected or reduced in scope to a Level 3 or 4 Error.

     (c)  Level 3 Errors: SpeechWorks will exert commercially reasonable
                    efforts to resolve the Level 3 Error within [     ].  If
                    such Error is not resolved within [     ], SpeechWorks will
                    exert commercially reasonable efforts to resolve the Error as quickly as possible. SpeechWorks shall be deemed to have
                    "resolved" a Level 3 Error if [     ] that the Error has
                    been corrected or reduced in scope to a Level 4 Error.

     (d)  Level 4 Errors: SpeechWorks will exert commercially reasonable efforts to correct Level 4 Errors in the next standard Update of the Licensed Software, or earlier at their sole discretion.

2.    Escalation Procedure.

     (a)  Level 1 Errors: Should SpeechWorks be unable to resolve a Level 1
                    Error within [     ] after notification, the appropriate
                    second level managers from AOL and SpeechWorks shall meet by teleconference and thoroughly discuss the current status and resolution plan. From that point until the Error is resolved, SpeechWorks will provide an appropriate AOL
                    manager every [     ] an evaluation of the existing Error
                    resolution efforts and an estimate resolution time. Should SpeechWorks be unable to resolve a Level 1 Error within [
                    ] after notification, the appropriate third level managers from AOL and SpeechWorks shall jointly review the status of
                    the Situation, and every [     ] thereafter until the Error
                    is resolved.  Should SpeechWorks be unable to resolve a
                    Level 1 Error within [     ] after notification, the
                    appropriate fourth level managers from AOL and SpeechWorks shall jointly review the status of the Situation, and every
                    [     ] thereafter until the Error is resolved.

     (b)  Level 2 Errors: From that time SpeechWorks is notified, SpeechWorks
                    will provide an appropriate AOL manager every [     ] an
                    evaluation of the existing Error resolution efforts and an estimate resolution time. Should SpeechWorks be unable to
                    resolve a Level 2 Error within [     ] after notification,
                    the appropriate second level managers from AOL and SpeechWorks shall meet by teleconference and thoroughly discuss the current status and resolution plan. Should SpeechWorks be unable to resolve a Level 2 Error within [
                    ] after notification, the appropriate third level managers from AOL and SpeechWorks shall jointly review the status of
                    the Situation, and every [     ] thereafter until the Error
                    is resolved.

3. Provision of Versions and Updates. Under the Support Plan, during the Deployment Period, AOL will receive Versions and Updates to SpeechWorks Software as well as periodic software bulletins providing additional documentation and provisional solutions to reported problems; provided, however, that SpeechWorks
shall not be obligated to provide Versions after the [     ] of the Effective
Date.  For as long as AOL remains eligible to receive Maintenance and Support
Services under Section 2.1 of Exhibit D after the [     ] of the Effective Date,
AOL may purchase Versions at SpeechWorks' standard list prices therefor (except that AOL shall be provided Versions for no additional charge if AOL has paid SpeechWorks' then-current standard maintenance and support fees for maintenance
and support services during each [     ] period following the end of the
Deployment Period that include the provision of Versions). As used in the tables above, the term "business day" means Monday through Friday (excluding national holidays). All times are in Washington, D.C. time.

4.  Maintenance and Support Fees.

          For the SpeechWorks Software:

              LICENSE FEES PAID              ANNUAL MAINTENANCE FEE

                                                       Percentage of License
              Minimum             Maximum                    Fees Paid               Minimum            Maximum
              -------             -------              ---------------------         -------            -------
              $      0            $[     ]                      N/A                  $[     ]           $[     ]
              $[     ]            $[     ]                    [     ]%               $[     ]           $[     ]
              $[     ]            $[     ]                    [     ]%               $[     ]           $[     ]
              $[     ]            $[     ]                    [     ]%               $[     ]           $[     ]
              $[     ]            $[     ]                    [     ]%               $[     ]           $[     ]
              $[     ]            $[     ]                    [     ]%               $[     ]           $[     ]


          For Additional Languages of SpeechWorks Software:

          A [     ] fee of $[     ] per language.  The term of maintenance and
support for additional languages of SpeechWorks Software shall continue only as long as AOL purchases maintenance and support for the SpeechWorks Software initially licensed hereunder pursuant to the table provided above.

          For Custom Software:

          [     ] Custom Software:  A [     ] fee of $[     ] due [     ] ([
                              ]) [     ] after acceptance of the Custom
                              Software.  The term of maintenance and support for
                              [      ] Custom Software
                              shall continue only as long as AOL purchases maintenance and support for the SpeechWorks Software initially licensed hereunder pursuant to the table provided above.

          [     ] Custom Software:  To be agreed upon in writing by the
                              parties.

5.   Designated Contact [    ].  AOL shall be permitted to name up to [     ]
([ ]) system [ ] for purposes of Section 3.3 of this Exhibit D; provided, however, that [ ] ([ ]) of such [ ] shall be located in, and servicing only facilities located in, North America, and [ ] ([ ]) of such [ ] may be located in any country, but must be servicing only facilities located in the country in
which it is located. AOL may purchase additional designated contact [    ] for
$[ ] per named system administration [ ]. AOL shall use commercially reasonable efforts to ensure that notifications of Errors and requests for assistance are [ ], and that all such individuals have been trained effectively in the use of SpeechWorks Software, and that all have an in-depth knowledge of AOL's network operations and infrastructure.

                                   Exhibit E
         Common Stock and Warrant Purchase Agreement; Related Documents



                            SEE THE FOLLOWING PAGES.

                                   EXHIBIT F
                Form of Source Code Escrow and License Agreement


                        SPEECHWORKS INTERNATIONAL, INC.
                       MASTER PREFERRED ESCROW AGREEMENT

This Agreement is effective June __, 2000 among DSI Technology Escrow Services, Inc. ("DSI"), SpeechWorks International, Inc. ("Depositor") and any additional party signing the Acceptance Form attached to this Agreement ("Preferred Beneficiary"), who collectively may be referred to in this Agreement as "the parties."

A. Depositor and preferred Beneficiary have entered or will enter into a license agreement, development agreement, and/or other agreement (referred to in this Agreement as the "License Agreement") regarding certain proprietary technology of Depositor, pursuant to which Depositor will license to Preferred Beneficiary one or more of Depositor's products (referred to in this Agreement collectively as the "Product").

B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C. The availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefor, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.

D. Depositor and preferred Beneficiary desire to establish an escrow with DSI to provide for the retention, administration and controlled access of certain proprietary technology materials of Depositor.

E. The parties desire this Agreement to be supplementary to the License Agreement pursuant to 11 United States Code, Section 365(n).

1.  DEPOSITS

1.1 OBLIGATION TO MAKE DEPOSIT. Upon the signing of this Agreement by the parties, including the signing of the Acceptance Form, Depositor shall deliver to DSI the proprietary technology and other materials ("Deposit Materials") required to be deposited by the License Agreement or, if the License Agreement does not identify the materials to be deposited with DSI, then such materials will be identified on an Appendix 1. If Appendix 1 is applicable, it is to be prepared and signed by Depositor and preferred Beneficiary. DSI shall have no obligation with respect to the preparation, signing or delivery of Appendix 1.

1.2 IDENTIFICATION OF TANGIBLE MEDIA. Prior to the delivery of the Deposit Materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Deposit Materials are written or stored. Additionally, Depositor shall complete Appendix 2 to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. The Appendix 2 must be signed by Depositor and delivered to DSI with the Deposit Materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

1.3 DEPOSIT INSPECTION. When DSI receives the Deposit Materials and the Appendix 2, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Deposit Materials to the item descriptions and quantity listed n the Appendix 2. In addition to the deposit inspection, Preferred Beneficiary may elect to cause a verification of the Deposit Materials in accordance with Section 1.6 below.

1.4 ACCEPTANCE OF DEPOSIT. At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Appendix 2, DSI will date and sign the Appendix 2 and mail a copy thereof to Depositor and Preferred Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on the Appendix 2, DSI will (a) note the discrepancies in writing on the Appendix 2; (b) date and sign the Appendix 2 with the exceptions noted; and (c) mail a copy of the Appendix 2 to Depositor and Preferred Beneficiary. DSI's acceptance of the deposit occurs upon the signing of the Appendix 2 by DSI. Delivery of the signed Appendix 2 to Preferred Beneficiary is Preferred Beneficiary's notice that the Deposit Materials have been received and accepted by DSI.

1.5  DEPOSITOR'S REPRESENTATIONS.  Depositor represents as follows:

   (a) Depositor lawfully possesses all of the Deposit Materials deposited with DSI;
   (b) With respect to all of the Deposit Materials, Depositor has the right and authority to grant to DSI and Preferred Beneficiary the rights as provided in this Agreement;

   (c) The Deposit Materials are not subject to any lien or other similar encumbrance, other than any lien that Depositor may have granted in the proprietary technology that is embodied in the Deposit Materials;

   (d) The Deposit Materials consist of the proprietary technology and other materials identified either in the License Agreement or Appendix 1, as the case may be; and

   (e) The Deposit Materials are readable and useable in their current form or, if the Deposit Materials are encrypted, the decryption tools and decryption keys have also been deposited.

1.6 VERIFICATION. Preferred Beneficiary shall have the right, at Preferred Beneficiary's expense, to cause a verification of any Deposit Materials. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the Deposit Materials. If a verification is elected after the Deposit Materials have been delivered to DSI, then only DSI, or at DSI's election an independent person or company selected and supervised by DSI and who has signed a confidentiality agreement with terms and conditions substantially similar to those set forth in Section 2.1, in which Depositor is named as a third party beneficiary, may perform the verification. Such verification may be requested once per Appendix 2, no later than thirty
(30) days after delivery thereof to DSI by Depositor. Depositor may at its discretion designate a representative to be present at the verification.

1.7 DEPOSIT UPDATES. Unless otherwise provided by the License Agreement, Depositor shall update the Deposit Materials within 60 days of each release of a new version of the Product to be delivered under the License Agreement. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Appendix 2 and the new Appendix 2 shall be signed by Depositor. Each Appendix 2 will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Appendix 2. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the Deposit Materials shall include the initial Deposit Materials and any updates.

1.8 REMOVAL OF DEPOSIT MATERIALS. The Deposit Materials may be removed and/or exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.

2.  CONFIDENTIALITY AND RECORD KEEPING

2.1 CONFIDENTIALITY. DSI shall maintain the Deposit Materials in a secure, environmentally safe, locked facility which is accessible only to authorized representatives of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the Deposit Materials. Except as provided in this Agreement. DSI shall not disclose, transfer, make available, or use the Deposit Materials. DSI shall not disclose the content of this Agreement to any third party. If DSI receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, DSI will immediately notify the parties to this Agreement. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any court or other judicial tribunal order. (See Section 7.5 below for notices of requested orders.)

2.2 STATUS REPORTS. DSI will issue to Depositor and Preferred Beneficiary a report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

2.3 AUDIT RIGHTS. During the term of this Agreement, Depositor and preferred Beneficiary shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.

3.  GRANT OF RIGHTS TO DSI

3.1 TITLE TO MEDIA. Depositor hereby transfers to DSI the title to the media upon which the proprietary technology and materials are written or stored. However, this transfer does not include the ownership of the proprietary technology and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights.

3.2 RIGHT TO MAKE COPIES. DSI shall have the right to make copies of the Deposit Materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Deposit Materials onto any copies made by DSI. With all Deposit Materials submitted to DSI. Depositor shall provide any and all instructions as may be necessary to duplicate the Deposit Materials including but not limited to the hardware and/or software needed.

4.  RELEASE OF DEPOSIT

4.1  RELEASE CONDITION.  As used in this Agreement, "Release Condition" shall
                                                     -----------------
mean the following:

     (a) Any rejection or termination of the License Agreement under Title II of the United States Code, as now constituted or hereafter amended (the "Bankruptcy Code"), or any other federal, or state bankruptcy, insolvency, receivership, or similar law; or

     (b) Depositor ceases doing business in the normal course for a continuous period of ninety (90) days; or

     (c)  A Level 1 Error which prevents (or substantially hampers) at least [
] users or [     ] percent ([     ]%) of users of all AOL Voice Portals from
accomplishing at least one of their goals in calling the system remains
uncorrected for [     ] ([     ]) days following Depositor's receipt of written
notice thereof, or a Level 2 Error which prevents (or substantially hampers) at
least [     ] users or [     ] percent ([     ]%)
of users of all AOL Voice Portals from accomplishing at least one of their goals in calling the system remains uncorrected for [ ] ([ ]) days following Depositor's receipt of written notice thereof (as the foregoing terms are defined in the License Agreement); or

     (d) Occurrence of a Trigger Event where the Acquiring Entity is a Specified AOL Competitor (as the foregoing terms are defined in the License Agreement).

4.2 FILING FOR RELEASE. If Preferred Beneficiary believes in good faith that a Release Condition has occurred, Preferred Beneficiary may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the Deposit Materials. Upon receipt of such notice, DSI shall provide a copy of the notice to Depositor by commercial express mail.

4.3 CONTRARY INSTRUCTIONS. From the date DSI mails the notice requesting release of the Deposit Materials, Depositor shall have twenty business days to deliver to DSI Contrary Instructions. "Contrary Instructions" shall mean the representation by Depositor that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, DSI shall send a copy to Preferred Beneficiary by commercial express mail. Additionally, DSI shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to the Dispute Resolution section of this Agreement (Section 7.3). Subject to Section 5.2, DSI will continue in store the Deposit Materials without release pending (a) joint instructions from Depositor and Preferred Beneficiary; (b) resolution pursuant to the Dispute Resolution provisions; or
(c) order of a court.

4.4 RELEASE OF DEPOSIT., If DSI does not receive Contrary Instructions from the Depositor, DSI is authorized to release the Deposit Materials to the Preferred Beneficiary or, if more than one beneficiary is registered to the deposit, to release a copy of the Deposit Materials to the Preferred Beneficiary requesting release. However, DSI is entitled to receive any fees due DSI before making the release. Any copying expense in excess of $300 will be chargeable to Preferred Beneficiary. Upon any such release, the escrow arrangement will terminate as it relates to the Depositor and Preferred Beneficiary involved in the release.

4.5 RIGHT TO USE AFTER RELEASE. Unless otherwise provided in the License Agreement, upon release of the Deposit Materials in accordance with this Article 4, Preferred Beneficiary shall have the right to use the Deposit Materials for the sole purpose of supporting licensed copies of the then current version of the Product that Preferred Beneficiary is contractually obligated to support, and not for the purpose of developing or distributing enhancements of the Product., Preferred Beneficiary shall be obligated to maintain the confidentiality of the released Deposit Materials.

5.  TERM AND TERMINATION

5.1 TERM OF AGREEMENT. The initial term of this Agreement is for a period of one year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor and Preferred Beneficiary jointly instruct DSI in writing that the Agreement is terminated; (b) Preferred Beneficiary instructs DSI in writing that the Agreement is terminated as it relates to Preferred Beneficiary; or (c) the Agreement is terminated by DSI for nonpayment in accordance with Section 5.2. If the Acceptance Form has been signed at a date later than this Agreement, the initial term of the Acceptance Form will be for one year with subsequent terms to be adjusted to match the anniversary date of this agreement. If the deposit materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of this agreement to match the then prevailing anniversary date of such other escrow arrangement.

5.2 TERMINATION FOR NONPAYMENT. In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to the parties to this Agreement affected by such delinquency. Any such party shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one quarter of the date of such notice, then at any time thereafter DSI shall have the right to terminate this Agreement to the extent it relates to the delinquent party by sending written notice of termination to such affected parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

5.3 DISPOSITION OF DEPOSIT MATERIALS UPON TERMINATION. Upon termination of this Agreement, DSI shall destroy, return, or otherwise deliver the Deposit Materials in accordance with Depositor's instructions. If there are no instructions, DSI may, at its sole discretion, destroy the Deposit Materials or return them to Depositor. DSI shall have no obligation to return or destroy the Deposit Materials if the Deposit Materials are subject to another escrow agreement with DSI.

5.4 SURVIVAL OF TERMS FOLLOWING TERMINATION. Upon termination of this Agreement, the following provisions of this Agreement shall survive:

     (a)  Depositor's Representations (Section 1.5);
                                       -----------
     (b)  The obligations of confidentiality with respect to the Deposit
Materials;
     (c) The rights granted in the section entitled Right to Use After Release (Section 4.5), if a release of the Deposit Materials has occurred prior to termination;
     (d) The obligation of Preferred Beneficiary to pay DSI any fees and expenses due;
     (e)  The provisions of Article 7; and
     (f) Any provisions in this Agreement which specifically state they survive the termination or expiration of this Agreement.

6.  DSI'S FEES

6.1 FEE SCHEDULE. All fees and expenses charged by DSI will be borne by Preferred Beneficiary. Depositor shall not be required to reimburse preferred Beneficiary for any such fees, expenses or other charges billed to Preferred Beneficiary by DSI. DSI is entitled to be paid its standard fees and expenses applicable to the services provided. DSI shall notify Preferred Beneficiary, the party responsible for payment of DSI's fees hereunder, at least 90 days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

6.2 PAYMENT TERMS. DSI shall not be required to perform any service unless the payment for such service and any outstanding balances owed to DSI are paid in full. Fees are due upon receipt of a signed contract or receipt of the Deposit Materials whichever is earliest. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2. Late fees on past due amounts shall accrue interest at the rate of one and one-half percent per on the (18% per annum) from the date of the invoice.

7.  LIABILITY AND DISPUTES

7.1 RIGHT TO RELY ON INSTRUCTIONS. DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

7.2 INDEMNIFICATION. DSI shall be responsible to perform its obligations under this Agreement and to act in a reasonable and prudent manner with regard to this escrow arrangement. Provided DSI has acted in the manner stated in the preceding sentence, Depositor and preferred Beneficiary each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by DSI relating in any way to this escrow arrangement.

7.3 DISPUTE RESOLUTION. Any dispute relating to or arising from this Agreement shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Unless otherwise agreed by Depositor and Preferred Beneficiary, arbitration will take place in Boston, Massachusetts, USA. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address.

7.4 CONTROLLING LAW. This Agreement is to be governed and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflict of law provisions.

7.5 NOTICE OF REQUESTED ORDER. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action, that party shall:

     (a)  Give DSI at least two business days' prior notice of the hearing;

     (b) Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

     (c) Ensure that DSI not be required to deliver the original (as opposed to a copy) of the Deposit Materials if DSI may need to retain the original in its possession to fulfill any of its other escrow duties.

8.  GENERAL PROVISIONS

8.1 ENTIRE AGREEMENT. This Agreement, which includes the Acceptance Form and the Exhibits described herein, embodies the entire understanding among all of the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. DSI is not a party to the License Agreement between Depositor and preferred Beneficiary and has no knowledge of any of the terms or provisions of any such License Agreement. DSI's only obligations to Depositor or Preferred Beneficiary are as set forth in this Agreement. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Appendix 1 need not be signed by DSI, Appendix 2 need not be signed by preferred Beneficiary and the Acceptance Form need only be signed by the parties identified therein.

8.2 NOTICES. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Appendix 3 and the Preferred Beneficiary Acceptance Form. It shall e the responsibility of the parties to notify each other as provided in this
Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

8.3 SEVERABILITY. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

8.4 SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

8.5 REGULATIONS. Depositor and Preferred Beneficiary are responsible for and warrant compliance with all applicable laws, rules and regulations, including but nor limited to customs laws, import, export, and re-export laws and government regulations of any country from or to which the Deposit Materials may be delivered in accordance with the provisions of this Agreement.


SPEECHWORKS INTERNATIONAL, INC.       DSI TECHNOLOGY ESCROW
                                      SERVICES, INC.


By: _____________________________     By: _____________________________
Name: ___________________________     Name: ___________________________
Title: __________________________     Title: __________________________
Date: ___________________________     Date: ___________________________

                             PREFERRED BENEFICIARY
                                ACCEPTANCE FORM

Account Number ___________

Depositor, Preferred Beneficiary and DSI Technology Escrow Services, Inc. ("DSI"), hereby acknowledge that America Online, Inc. is the Preferred Beneficiary referred to in the Master Preferred Escrow Agreement effective ______________, 20_____ with DSI as the escrow agent and SpeechWorks International, Inc. as the Depositor. Preferred Beneficiary hereby agrees to be bound by all provisions of such Agreement.

Depositor hereby enrolls Preferred Beneficiary to the following account(s):

Account Name                                 Account Number
---------------------------------------      -----------------------------------------
---------------------------------------      -----------------------------------------
---------------------------------------      -----------------------------------------

Notices and communications to Preferred      Invoices should be addressed to Preferred
Beneficiary should be addressed to:          Beneficiary at:

Company Name: America Online, Inc.           _________________________________________
Address:_______________________________      _________________________________________
        _______________________________      _________________________________________
        _______________________________      _________________________________________
Designated Contact:____________________      Contact:_________________________________
Telephone:_____________________________      _________________________________________
Facsimile:_____________________________      P.O. #, if required:_____________________

AMERICA ONLINE, INC.                         SPEECHWORKS INTERNATIONAL, INC.
Preferred Beneficiary

By:____________________________________      By:______________________________________
Name:__________________________________      Name:____________________________________
Title:_________________________________      Title:___________________________________
Date:__________________________________      Date:____________________________________

DSI Technology Escrow Services, Inc.

By:____________________________________
Name:__________________________________
Title:_________________________________
Date:__________________________________

                                   APPENDIX 1
                           Materials to be Deposited


Account Number________________

Depositor represents to Preferred Beneficiary that Deposit Materials delivered to DSI shall consist of the following:




SPEECHWORKS INTERNATIONAL, INC.                     AMERICA ONLINE, INC.

By:___________________________________________      By:_________________________________________
Name:_________________________________________      Name:_______________________________________
Title:________________________________________      Title:______________________________________
Date:_________________________________________      Date:_______________________________________

                                   APPENDIX 2
                        DESCRIPTION OF DEPOSIT MATERIALS


Depositor:  SPEECHWORKS INTERNATIONAL, INC.

Account Number:_______________________________________________________________

Product Name:_______________________________________   Version________________
(Product Name will appear on Account History report)

DEPOSIT MATERIAL DESCRIPTION:

Quantity      Media Type & Size          Label Description of Each Separate Item
                                         (Please use other side if additional space is needed)
___________   Disk 3.5" or _____
___________   DAT tape ____ mm
___________   CD-ROM
___________   Data cartridge tape ___
___________   TK 70 or ____ tape
___________   Magnetic tape ____
___________   Documentation
___________   Other _________________

PRODUCT DESCRIPTION

Operating System:______________________________________________________________
Hardware Platform:_____________________________________________________________

DEPOSIT COPYING INFORMATION

Is the media encrypted? Yes/No If yes, please include any passwords and the decryption tools.
Encryption tool name:_______________________________________  Version__________
Hardware required:_____________________________________________________________
Software required:_____________________________________________________________

I certify for DEPOSITOR that the above described    DSI has inspected and accepted the above materials
 Deposit Materials have been transmitted to DSI:    (any exceptions are noted above):

Signature:_____________________________________     Signature:________________________________________
Print Name:____________________________________     Print Name:_______________________________________
Date:__________________________________________     Date Accepted:____________________________________
                                                    Appendix 2#:______________________________________

Send materials to: DSI, 9265 Sky Park Court, #202, San Diego, CA 92123
(858) 499-1600

                                   APPENDIX 3
                               DESIGNATED CONTACT


Account Number____________

Notices and communications should be addressed to:    Invoices should be addressed to Preferred
                                                      Beneficiary at:
Company Name:  SpeechWorks International, Inc.        America Online, Inc.
Address:  695 Atlantic Avenue                         ___________________________________________
          Boston, MA  02111                           ___________________________________________
          ________________________________________    ___________________________________________
Designated Contact:   Corporate Counsel               Contact:___________________________________
Telephone:  617-428-4444                              ___________________________________________
Facsimile:  617-428-1122                              P.O. #, if required:_______________________

Requests to change the designated contact should be given in writing by the designated contact or an authorized employee.

Contracts, Deposit Materials and notices to DSI     Invoice inquiries and fee remittances to DSI should
should be addressed to:                             be addressed to:

DSI                                                 DSI
Contract Administration                             Accounts Receivable
Suite 202                                           Suite 1450
9265 Sky Park Court                                 425 California Street
San Diego, CA  92123                                San Francisco, CA  94104
Telephone: (858) 499-1600                           (415) 398-7900
Facsimile: (858) 694-1919                           (415) 398-7914

Date:____________________________________________

                                   EXHIBIT G
                                   PUBLICITY


1. In the event that the SpeechWorks Software is implemented on the AOL Voice Portal, SpeechWorks will receive attribution in the AOL announcement of the portal rollout, with specific language and positioning to be determined by AOL. Inclusion of SpeechWorks in additional portal rollouts will be in AOL's discretion.

2. SpeechWorks my list AOL on its standard partner and/or customer lists. Any other use of AOL's name and logo not otherwise provided for in this Agreement will be subject to the approval of AOL.

3. AOL agrees to place a SpeechWorks logo on select web page(s) relevant to the AOL Voice Portal, with the specific pages, placement and logo to be identified by AOL in its discretion. The design of such logo will be subject to SpeechWorks approval.

4. AOL will reasonably consider SpeechWorks specific requests to use the AOL name and logo on appropriate marketing materials of SpeechWorks.



                                      G-1